                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT") is made and entered into this 28th day of July, 1997, by and among Camco Financial Corporation, a Delaware corporation (hereinafter referred to as "CAMCO"); First Federal Savings Bank of Washington Court House, a savings bank organized under the laws of the United States (hereinafter referred to as "FIRST FEDERAL"); GF Bancorp, Inc., a Delaware corporation (hereinafter referred to as "GFBC"); and Germantown Federal Savings Bank, a savings bank organized under the laws of the United States (hereinafter referred to as "GERMANTOWN");

                                   WITNESSETH:

     WHEREAS, the authorized capital of CAMCO consists of 4,900,000 shares of common stock, par value One Dollar ($1.00) per share (hereinafter referred to as the "CAMCO SHARES"), 3,214,193 of which are issued and outstanding and 235,828 of which are reserved for issuance upon the exercise of outstanding stock options, and 100,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding;

     WHEREAS, the authorized capital of FIRST FEDERAL consists of 500,000 common shares, par value One Dollar ($1.00) per share, 180,000 of which are issued and outstanding and are owned of record by CAMCO and 500,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding;

     WHEREAS, the authorized capital of GFBC consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 292,958 of which are issued and outstanding and held of record by approximately 170 shareholders (hereinafter referred to as the "GFBC SHARES"), and 27,747 of which are reserved for issuance upon the exercise of outstanding stock options (hereinafter referred to as the "GFBC OPTIONS"), and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding;

     WHEREAS, the authorized capital of GERMANTOWN consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 100,000 of which are issued and outstanding and are owned of record by GFBC and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding; and

     WHEREAS, the Boards of Directors of CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN believe that the merger of GFBC with and into CAMCO, followed by the merger of GERMANTOWN with and into FIRST FEDERAL is in the best interest of each party and its respective shareholders;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   THE MERGERS

     SECTION 1.01. MERGER OF CAMCO AND GFBC. Subject to the terms and conditions of this AGREEMENT, and pursuant to the provisions of the Delaware General Corporation Law (hereinafter referred to as the "DGCL"), the Home Owners Loan Act ("HOLA") and the rules and regulations promulgated thereunder (the "THRIFT REGULATIONS"), GFBC shall merge with and into CAMCO (hereinafter referred to as the "COMPANY MERGER") at the COMPANY EFFECTIVE TIME (hereinafter defined). CAMCO shall be the continuing, surviving and resulting corporation in the COMPANY MERGER and shall continue to exist as a Delaware corporation. CAMCO shall be the only one of CAMCO and GFBC to continue its separate corporate existence after the COMPANY EFFECTIVE TIME. The name of the continuing, surviving and resulting corporation shall remain "Camco Financial Corporation". From and after the COMPANY MERGER, CAMCO, as the surviving corporation, shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of CAMCO and GFBC and all obligations belonging or due to each of them.

     SECTION 1.02. MERGER OF FIRST FEDERAL AND GERMANTOWN. Subject to the terms and conditions of this AGREEMENT, and pursuant to the provisions of the HOLA and the THRIFT REGULATIONS, GERMANTOWN shall merge with and into FIRST FEDERAL (hereinafter referred to as the "BANK MERGER") at the BANK EFFECTIVE TIME (hereinafter defined). FIRST FEDERAL shall be the continuing, surviving and resulting corporation in the BANK MERGER and shall continue to exist as a savings and loan association incorporated under the HOLA. FIRST FEDERAL shall be the only one of FIRST FEDERAL and GERMANTOWN to continue its separate corporate existence after the BANK EFFECTIVE TIME.

     SECTION 1.03. EXECUTION OF AGREEMENT OF MERGER. FIRST FEDERAL and GERMANTOWN shall duly execute and deliver a merger agreement in the form of the Merger Agreement attached hereto as Exhibit A (hereinafter referred to as the "BANK MERGER AGREEMENT").

     SECTION 1.04. CLOSINGS. (a) The closing of the COMPANY MERGER pursuant to this AGREEMENT (hereinafter referred to as the "COMPANY CLOSING") shall take place at a date and time selected by CAMCO as soon as practicable after the satisfaction or waiver of the last of the conditions to the COMPANY MERGER set forth in Article Seven of this AGREEMENT to be satisfied, which date shall not be later than 30 days after such satisfaction or waiver.

     (b) On the day of the COMPANY CLOSING, CAMCO and GFBC shall cause a Certificate of Merger in respect of the COMPANY MERGER to be filed in the Office of the Delaware Secretary of State in accordance with Title 8, Chapter 1, Subchapter IX, Section

251 of the Delaware Code. The COMPANY MERGER shall become effective at the date and time indicated on such filing made with the Delaware Secretary of State (hereinafter referred to as the "COMPANY EFFECTIVE TIME").

     (c) The closing of the BANK MERGER pursuant to this AGREEMENT and the BANK MERGER AGREEMENT (hereinafter referred to as the "BANK CLOSING") shall take place at a date and time selected by CAMCO after the COMPANY EFFECTIVE TIME.

     (d) FIRST FEDERAL and GERMANTOWN shall cause Articles of Combination in respect of the BANK MERGER to be filed with the Office of Thrift Supervision (hereinafter referred to as the "OTS") in accordance with the THRIFT REGULATIONS. The BANK MERGER shall become effective at the date specified in the BANK MERGER AGREEMENT and the endorsement of the Articles of Combination (herein referred to as the "BANK EFFECTIVE TIME"), which date and time shall be after the COMPANY EFFECTIVE TIME.

     SECTION 1.05. ADOPTION BY SHAREHOLDERS. (a) This AGREEMENT shall be submitted for consideration and adoption by the shareholders of GFBC entitled to vote at an annual meeting of shareholders or a special meeting of shareholders called for such purpose to be held at a time, date and place to be determined by the Board of Directors of GFBC, subject to applicable laws and regulations.

     (b) This AGREEMENT and the BANK MERGER AGREEMENT shall be considered and adopted by CAMCO, as the sole shareholder of FIRST FEDERAL, and by GFBC, as the sole shareholder of GERMANTOWN.

     SECTION 1.06. REGULATORY FILINGS. (a) CAMCO shall prepare and cause to be filed with the OTS, such applications, notices or other instruments as may be required for approval of the COMPANY MERGER and the BANK MERGER (hereinafter referred to collectively as the "REGULATORY APPLICATIONS").

     (b) CAMCO shall prepare and cause to be filed with the Securities and Exchange Commission (hereinafter referred to as the "SEC") a registration statement on Form S-4, or such other form as may be required by the SEC (hereinafter referred to as the "REGISTRATION STATEMENT"), to register under the Securities Act of 1933 the CAMCO SHARES to be issued to shareholders of GFBC in the COMPANY MERGER as provided in Section 2.01 of this AGREEMENT.

     SECTION 1.07. CERTIFICATE OF INCORPORATION AND BYLAWS OF CAMCO AS THE SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of Camco Financial Corporation, as in effect immediately prior to the COMPANY EFFECTIVE TIME, shall be the Certificate of Incorporation and Bylaws of the surviving corporation of the COMPANY MERGER, until either is thereafter amended in accordance with applicable law.

                                   ARTICLE TWO

                   CONVERSION AND CANCELLATION OF GFBC SHARES

     SECTION 2.01. CONVERSION AND CANCELLATION OF GFBC SHARES. At the COMPANY EFFECTIVE TIME and as a result of the COMPANY MERGER, automatically and without further act of CAMCO, FIRST FEDERAL, GFBC, GERMANTOWN or the holders of CAMCO SHARES or GFBC SHARES, the following shall occur:

     (a) Each GFBC SHARE shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.03 of this AGREEMENT, to receive from CAMCO 1.616 CAMCO SHARES, subject to possible adjustment as set forth below (the "EXCHANGE RATIO").

         (i) If the AVERAGE CLOSING PRICE (as hereinafter defined) of CAMCO SHARES is greater than $20.99 or is less than $15.51, the EXCHANGE RATIO shall be adjusted to become the product of multiplying 1.616 by a fraction, the numerator of which is $20.99 if the AVERAGE CLOSING PRICE is greater than $20.99, and $15.51 if the AVERAGE CLOSING PRICE is less than $15.51 and the denominator of which is the AVERAGE CLOSING PRICE. The AVERAGE CLOSING PRICE shall be the mean of the average of the daily closing bid and asked prices of CAMCO SHARES as reported on The Nasdaq National Market System (as reported by a mutually agreed upon authoritative source) for the twenty most recent trading days ending at the close of trading on the date three days prior to the COMPANY CLOSING.

         (ii) The EXCHANGE RATIO shall be adjusted to reflect any stock split, stock dividend or distributions in, or combinations or subdivisions of, CAMCO SHARES, between the date hereof and the COMPANY EFFECTIVE TIME.

         (iii) No fractional shares will be issued, and cash will be paid in lieu of fractional shares based on the AVERAGE CLOSING PRICE. No interest shall be payable with respect to such cash payment.

     (b) CAMCO SHARES issued and outstanding before the COMPANY EFFECTIVE TIME shall remain issued and outstanding after the COMPANY EFFECTIVE TIME.

     (c) Any treasury shares held by GFBC and any GFBC SHARES owned by CAMCO for its own account shall be cancelled and retired at the COMPANY EFFECTIVE TIME and no consideration shall be issued in exchange therefor.

     SECTION 2.02. GFBC OPTIONS.

     (a) At the COMPANY EFFECTIVE TIME, the GF Bancorp, Inc. Stock Option Plan (the "OPTION PLAN") and GFBC OPTIONS not yet exercised at such time, representing a right to purchase not more than 27,747 GFBC SHARES, shall be assumed by CAMCO. No option to purchase GFBC SHARES granted on or after July 9, 1997 shall be valid in any respect.

     The number of CAMCO SHARES to be issued upon the exercise of a GFBC OPTION which is exercised after the COMPANY EFFECTIVE TIME shall be equal to the number of GFBC SHARES subject to such GFBC OPTIONS immediately prior to the date of the COMPANY CLOSING multiplied by the EXCHANGE RATIO (with the product rounded down to the next whole share), and the per share exercise price shall be adjusted by dividing the per share exercise price under each such GFBC OPTION by the EXCHANGE RATIO (with the quotient rounded up to the next whole cent). CAMCO and its Compensation Committee shall be substituted for GFBC and the Committee of the GFBC Board of Directors administering the OPTION PLAN. Each GFBC OPTION shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, dividends payable in stock, recapitalization or other similar transaction subsequent to the COMPANY EFFECTIVE TIME.

     (b) The CAMCO SHARES covered by the GFBC OPTIONS to be issued pursuant to
Section 2.02(a) shall be covered by a registration statement filed with the SEC and effective at the COMPANY EFFECTIVE TIME, and CAMCO shall take all actions necessary to maintain the effectiveness of such registration statement until all GFBC OPTIONS have been exercised or terminated. When CAMCO SHARES are issued upon the exercise of GFBC OPTIONS, such CAMCO SHARES shall be duly authorized, validly issued, fully paid and non-assessable and not subject to or in violation of any preemptive rights. CAMCO shall reserve sufficient CAMCO SHARES for issuance with respect to such options. CAMCO shall also take any reasonable action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

     (c) Except as provided in this Section 2.02, all other terms and conditions of the OPTION PLAN and award grants thereunder shall remain as now existing.

     (d) In respect of any stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), the conversion hereby provided for shall comply with the requirements of Section 424(a) of the CODE, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the CODE as to any stock option which is an "Incentive Stock Option".

     (e) Any holder of any GFBC OPTION may exercise such options at any time, prior to the date of the COMPANY CLOSING as provided in the OPTION PLAN.

     SECTION 2.03. SHARE CERTIFICATES IN THE COMPANY MERGER. (a) As soon as practicable after the COMPANY EFFECTIVE TIME, CAMCO shall mail to each holder of record of GFBC SHARES a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates formerly evidencing the GFBC SHARES cancelled and extinguished as a result of the COMPANY MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Such letter of transmittal shall specify that the risk of loss and title to CERTIFICATES shall pass only upon delivery of such certificates as specified in the Letter of Transmittal. Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor the consideration to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith. CAMCO may, at its election, designate an exchange agent to discharge its duties pursuant to this Section 2.03.

     (b) In the event that any holder of GFBC SHARES cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such GFBC SHARES, CAMCO, in the absence of actual notice that any GFBC SHARES theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the consideration to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

         (i) Evidence to the reasonable satisfaction of CAMCO that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

         (ii) Such security or indemnity as may be reasonably requested by CAMCO to indemnify and hold CAMCO harmless; and

         (iii) Evidence to the reasonable satisfaction of CAMCO that such person is the owner of the GFBC SHARES theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

     (c) In the event that delivery of the consideration provided for herein is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of CAMCO that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this

Section 2.03, each CERTIFICATE shall represent for all purposes only the right to receive the number of CAMCO SHARES determined pursuant to this AGREEMENT.

     (d) No dividends or other distributions declared after the COMPANY EFFECTIVE TIME with respect to CAMCO SHARES and payable to the holders of record thereof after the COMPANY EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the CAMCO SHARES represented by such CERTIFICATE.

     (e) No CAMCO SHARES or payment in lieu of fractional shares shall be delivered by CAMCO to any former holder of GFBC SHARES in accordance with this AGREEMENT until such holder shall have complied with this Section 2.03.

     SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

     SECTION 2.05. NO FURTHER REGISTRATION OR TRANSFER. After the COMPANY EFFECTIVE TIME, there shall be no further registration or transfer of GFBC SHARES on the stock transfer books of GFBC. In the event that, after the COMPANY EFFECTIVE TIME, CERTIFICATES evidencing such GFBC SHARES are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

     SECTION 2.06. DISSENTING SHARES. Any GFBC SHARES held by a holder who dissents from the COMPANY MERGER in accordance with Section 262 of the DGCL (hereinafter referred to as "DISSENTING SHARES"), notwithstanding any other provisions of this AGREEMENT, shall not, after the COMPANY EFFECTIVE TIME, be entitled to vote for any purpose or to receive any dividends or other distribution and shall be entitled only to such rights as are afforded in respect of DISSENTING SHARES pursuant to the DGCL.

                                  ARTICLE THREE

              REPRESENTATIONS AND WARRANTIES OF GFBC AND GERMANTOWN

     GFBC and GERMANTOWN represent and warrant to CAMCO and FIRST FEDERAL that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by GFBC and GERMANTOWN to CAMCO prior to the execution of this AGREEMENT (hereinafter referred to as the "GFBC DISCLOSURE SCHEDULE"):

     SECTION 3.01. ORGANIZATION AND STANDING. (a) GFBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. GFBC is registered as a savings and loan holding company under the HOLA. GFBC is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the THRIFT REGULATIONS.

     (b) GERMANTOWN is a savings association duly organized and validly existing under the laws of the United States and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. GERMANTOWN is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB"). The deposit accounts of GERMANTOWN are insured up to applicable limits by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") (hereinafter referred to as the "SAIF"). GERMANTOWN is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the FDIC and THRIFT REGULATIONS, except to the extent that failure to be in compliance would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole. GERMANTOWN is a "domestic building and loan association" as defined in Section 7701a(19) of the CODE and a "qualified thrift lender" as defined in 12 U.S.C. 1467(a)(m) and the THRIFT REGULATIONS.

     SECTION 3.02. QUALIFICATION. GFBC and GERMANTOWN are each either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of GFBC or GERMANTOWN.

     SECTION 3.03. AUTHORITY OF GFBC AND GERMANTOWN. This AGREEMENT has been duly executed and delivered by GFBC and GERMANTOWN. The BANK MERGER AGREEMENT has been duly executed and delivered by GERMANTOWN. Subject to the adoption of this AGREEMENT by the GFBC shareholders, to the adoption of this AGREEMENT and the BANK MERGER AGREEMENT by GFBC as the sole shareholder of GERMANTOWN, and to the filing of all requisite regulatory notices and the receipt of all requisite regulatory approvals, (a) GFBC has all requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder;
(b) GERMANTOWN has all requisite corporate power and authority to enter into this AGREEMENT and the BANK MERGER AGREEMENT and to perform all of its obligations hereunder and thereunder; (c) the execution and delivery of this AGREEMENT and the BANK MERGER AGREEMENT and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by GFBC and GERMANTOWN; and (d) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C.

Section 1818(b) or by the appointment of a conservator by the FDIC, (i) this AGREEMENT is the valid and binding agreement of GFBC, enforceable against GFBC in accordance with its terms, and (ii) this AGREEMENT and the BANK MERGER AGREEMENT are the valid and binding agreements of GERMANTOWN, enforceable against GERMANTOWN in accordance with their terms.

     SECTION 3.04. GOVERNING DOCUMENTS. GFBC has made available, or will promptly make available, to CAMCO true and accurate copies of its Certificate of Incorporation and Bylaws and has granted CAMCO access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of GFBC. GERMANTOWN has made available, or will promptly make available, to CAMCO true and accurate copies of its Charter and Bylaws and has granted or will grant to CAMCO access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of GERMANTOWN. The minute books of GFBC and GERMANTOWN contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors, except for minutes of meetings held after July 1, 1997 which are not yet in the minute books.

     SECTION 3.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the adoption of this AGREEMENT by the shareholders of GFBC and to the regulatory filings and approvals referenced in Section 1.06 of this AGREEMENT, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or Bylaws of GFBC or the Charter or Bylaws of GERMANTOWN; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice or lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which GFBC or GERMANTOWN is a party or by which GFBC or GERMANTOWN or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which GFBC or GERMANTOWN is a party or by which GFBC or GERMANTOWN or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of GFBC or GERMANTOWN; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of GFBC or GERMANTOWN; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS or the FDIC.

     SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by GFBC or GERMANTOWN or the consummation by GFBC or GERMANTOWN of the transactions contemplated hereby, except for the filings, authorizations consents or approvals referenced in Sections 1.04, 1.05 and 1.06 of this AGREEMENT.

     SECTION 3.07. CAPITALIZATION. (a) The authorized capital of GFBC consists solely of (i) 1,250,000 common shares, One Cent ($0.01) par value per share, 292,958 of which are issued and outstanding and held of record by approximately 170 shareholders and 27,747 of which are reserved for issuance upon the exercise of GFBC OPTIONS (all at the option exercise price of $10.00 per share) and (ii) 250,000 preferred shares, One Cent ($0.01) par value, none of which is issued or outstanding. All of the outstanding GFBC SHARES are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of GFBC. Upon the exercise of the GFBC OPTIONS prior to the date of the COMPANY CLOSING, the GFBC SHARES to be issued in connection with the exercise of such GFBC OPTIONS will be duly authorized, validly issued, fully paid and nonassessable, will be issued in full compliance with all applicable laws and regulations, and will not be issued in violation of the preemptive right of any shareholder of GFBC. Except for the GFBC OPTIONS, each of which is identified by type (e.g. incentive stock options or non-qualified stock options), name of recipient, award date, expiration date, number of shares and exercise price per share in Section 3.07 of the GFBC DISCLOSURE SCHEDULE, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating GFBC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting GFBC from selling any additional GFBC SHARES, or obligating GFBC to grant, extend or enter into any such agreement or commitment.

     (b) The authorized capital of GERMANTOWN consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 100,000 of which are issued and outstanding and held of record by GFBC and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding. All of the outstanding common shares of GERMANTOWN are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of GERMANTOWN. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating GERMANTOWN to issue, deliver or sell, or to cause to be issued, delivered or sold, any additional GERMANTOWN SHARES.

     SECTION 3.08. SEC REPORTS. GFBC has delivered or made available to CAMCO copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "GFBC SEC FILINGS"):

     (a) The Annual Report on Form 10-KSB filed by GFBC with the SEC for each of the fiscal years ended March 31, 1996, 1995 and 1994;

     (b) The Annual Report to Shareholders for each of the fiscal years ended March 31, 1996, 1995 and 1994; and

     (c) The Proxy Statement for use in connection with each of the 1996, 1995 and 1994 Annual Meetings of Shareholders.

The GFBC SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     GFBC has also delivered to CAMCO copies of the 1997 Annual Report to Stockholders and Proxy Statement for use in connection with the 1997 annual meeting of shareholders (not filed with the SEC) which did not, as of the date on which said documents were delivered to CAMCO, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     GFBC has filed a Form 15, effective September 18, 1996, with the SEC deregistering the GFBC SHARES under Section 12(g) of the Securities Exchange Act of 1934 (hereinafter referred to as the "1934 ACT"). Since September 18, 1996, GFBC has not been required to make any filings with the SEC pursuant to Section 13 or 15(d) of the 1934 ACT, except a Post-Effective Amendment to Form S-8..

     SECTION 3.09. FINANCIAL STATEMENTS. (a) The consolidated statement of financial condition of GFBC as of March 31, 1997, and the related statements of income, stockholders' equity and cash flows for the year ended March 31, 1997, audited and reported upon by Crowe Chizek and Company, certified public accountants (hereinafter referred to as "CROWE") and the consolidated statement of financial condition of GFBC as of March 31, 1996 and the related statements of income, stockholders' equity and cash flows for each of the two years ended March 31, 1996 and 1995, audited and reported upon by Arthur Andersen, L.L.P., complete copies of which have previously been delivered to CAMCO (hereinafter referred to as the "GFBC AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles (hereinafter referred to as "GAAP") applied on a consistent basis and fairly present the financial position of GFBC at such dates and the results of its operations and cash flows for such periods.

     (b) Except as disclosed in the GFBC AUDITED FINANCIALS, as of March 31, 1997, GFBC had no liabilities or obligations material to the business condition (financial or otherwise) of GFBC and its consolidated subsidiaries taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     (c) The GFBC AUDITED FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.10. ABSENCE OF MATERIAL ADVERSE CHANGE: CONDUCT OF BUSINESS. Since March 31, 1997, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of GFBC or GERMANTOWN, taken as a whole; GFBC and GERMANTOWN have conducted business only in the ordinary and usual course; and GFBC and GERMANTOWN have not:

     (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities, or any obligation convertible into or exchangeable for, any shares of their capital stock;

     (b) Declared, set aside, paid or made any dividend or other distributions on their capital stock or directly or indirectly redeemed, purchased or acquired any shares thereof or entered into any agreement in respect of the foregoing; except a cash dividend paid by GFBC on May 15, 1997 in the amount of $0.12 per share;

     (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

     (d) Amended their Certificate of Incorporation, Charter or Bylaws;

     (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

     (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect their financial position;

     (g) Cancelled any material debts or waived any material claims other than for adequate consideration;

     (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred or paid in the ordinary course of business and consistent with past practice;

     (i) Experienced any material change in the amount or general composition of their deposit liabilities;

     (j) Entered into or amended any employment contract with any of their employees, increased the compensation payable to any officer or director or any relative of any such employee or director, or become obligated to increase any such compensation, except as set forth in the DISCLOSURE SCHEDULE;

     (k) Adopted or amended in any material respect any employee benefit plan, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plan not consistent with past practice or custom;

     (l) Incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting their businesses or properties, except as set forth in the DISCLOSURE SCHEDULE;

     (m) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

     (n) Made any (i) material investment (except investments made in the ordinary course of business and consistent with past practice) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

     (o) Agreed, whether in writing or otherwise, to take any action described in this Section 3.10.

     SECTION 3.11. PROPERTIES. (a) A list and brief description of all material fixed assets owned by GFBC or GERMANTOWN (hereinafter referred to as the "PERSONAL PROPERTY") carried on the books of GFBC or GERMANTOWN as of the date hereof, is set forth in Section 3.11(a) of the GFBC DISCLOSURE SCHEDULE. All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. GFBC or GERMANTOWN owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) to the extent stated or reserved against in the GFBC AUDITED FINANCIALS and (ii) such other exceptions which are not material in character, amount or extent and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

     (b) The documentation governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") representing the loan portfolio of GERMANTOWN (hereinafter referred to as "LOAN DOCUMENTATION") is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights of GERMANTOWN in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. To the knowledge of GERMANTOWN, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

     (c) A description of each parcel of real property owned by GFBC or GERMANTOWN (hereinafter referred to as the "REAL PROPERTIES") is set forth in
Section 3.11(c) of the GFBC DISCLOSURE SCHEDULE. GFBC or GERMANTOWN is the owner of the REAL PROPERTIES in fee simple and has good and marketable title to the REAL PROPERTIES free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) liens for real estate taxes and assessments not yet delinquent and (ii) utility, access and other easements, rights of way, restrictions and exceptions which do not impair the REAL PROPERTIES for the use and business being conducted thereon. No party leases any of the REAL PROPERTIES from GFBC or GERMANTOWN.

     (d) Except as set forth in the DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN has received notification from any governmental entity within the two-year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by a public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

     (e) A description of all real property leased by GFBC or GERMANTOWN from a third party (hereinafter referred to as the "LEASED REAL PROPERTY") is set forth in Section 3.11(e) of the GFBC DISCLOSURE SCHEDULE. True and correct copies of all leases in respect of the LEASED REAL PROPERTY (hereinafter referred to as the "REAL PROPERTY LEASES") and all attachments, amendments and addenda thereto have been delivered by GFBC and GERMANTOWN to CAMCO. The REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of GFBC or GERMANTOWN in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. GFBC and GERMANTOWN have complied in all material respects with all of the provisions of the REAL PROPERTY LEASES required on their part to be complied with and are not in default with respect to any of their obligations (including payment obligations) under any of the REAL PROPERTY LEASES.

     (f) A description of all personal property leased by GFBC or GERMANTOWN from a third party (hereinafter referred to as the "LEASED PERSONAL PROPERTY") is set forth in Section 3.11(f) of the GFBC DISCLOSURE SCHEDULE. The PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of GFBC or GERMANTOWN in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. GFBC and GERMANTOWN have complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on their part to be complied with and are not in default with respect to any of their obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

     SECTION 3.12. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the GFBC AUDITED FINANCIALS is adequate as of the date hereof in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans.

     SECTION 3.13. INVESTMENTS. Section 3.13 of the GFBC DISCLOSURE SCHEDULE sets forth (a) a true, accurate and complete list of all investments, other than investments in the PERSONAL PROPERTY, LOAN ASSETS and REAL PROPERTIES, owned by GFBC or GERMANTOWN (hereafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (b) a true, accurate and complete list of the names of each bank or other depository in which either GFBC or GERMANTOWN has an account or safe deposit box, including, without limitation, accounts with the FHLB, and the names of all persons authorized to draw thereon or to have access thereto. The INVESTMENTS are owned by GFBC or GERMANTOWN free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by GFBC or GERMANTOWN at any time. Neither GFBC nor GERMANTOWN is a party to or has any interest in any repurchase agreements or reverse repurchase agreements. There are no outstanding letters of credit issued by GERMANTOWN.

     SECTION 3.14. REPORTS AND RECORDS. GFBC and GERMANTOWN have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, the OTS or the FDIC, except where the failure to file or maintain such reports or records would not have a material adverse effect on GFBC or GERMANTOWN. All such documents and reports complied in all material respects with applicable requirements of laws and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents which have been filed since January 1, 1993, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements or omissions would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole.

     SECTION 3.15. TAXES. (a) GFBC and GERMANTOWN have duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by them through the date hereof, and have paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due by GFBC or GERMANTOWN. Neither GFBC nor GERMANTOWN has, to their knowledge, any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever, and there is no basis for any additional material claims or assessments. True copies of the federal, state and local income tax returns of GFBC or GERMANTOWN for each of the three tax years ended March 31, 1994, 1995 and 1996, have been delivered to CAMCO.

     (b) There are no federal, state or local tax returns or reports not filed which would be due but for an extension of time for filing having been granted, except as disclosed in Section 3.15(b) of the DISCLOSURE SCHEDULE. Neither GFBC nor GERMANTOWN has executed or filed with the Internal Revenue Service (hereinafter referred to as the "IRS") or any state or local tax authority any agreement extending the period for assessment and collection of any tax, nor is GFBC or GERMANTOWN a party to any action or proceeding of any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of GERMANTOWN. There is no outstanding assessment or claim for collection of taxes against GFBC or GERMANTOWN. Neither GFBC nor GERMANTOWN has received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency with respect to any federal, state or local taxes. No tax return of GFBC or GERMANTOWN is currently the subject of any audit by the IRS or any other governmental agency. No material deficiencies have been asserted in connection with the tax returns of GFBC or GERMANTOWN, and GFBC and GERMANTOWN have no reason to believe that any deficiency would be asserted relating thereto. Except as disclosed in Section 3.15(b) of the DISCLOSURE
SCHEDULE: (i) neither GFBC nor GERMANTOWN has ever been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the CODE) filing consolidated returns, other than the affiliated group of which GFBC is the parent; and (ii) neither GFBC nor GERMANTOWN is a party to any tax sharing agreement.

     SECTION 3.16. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.16(a) of the GFBC DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN is a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $10,000 for any one project or $20,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by GFBC or GERMANTOWN of an amount exceeding $10,000 in the aggregate or extending for more than six months from the date hereof; (iii) contract or option for the purchase of any property, real or personal, for an amount exceeding $10,000; (iv) letter of credit or indemnity calling for payment of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of GFBC or GERMANTOWN; (vii) contracts or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $100,000 in the aggregate, except for contracts or commitments entered into in the ordinary course of business; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of GFBC or GERMANTOWN; (ix) note, debenture or loan agreement pursuant to which GFBC or GERMANTOWN has incurred indebtedness other than deposit liabilities and advances from the FHLB; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development and construction loan; (xiv) commitment or agreement to do any of the foregoing; or (xv) other contract, agreement or commitment made outside the ordinary course of business. (The contracts, agreements, commitments and other arrangements described in clauses (i) through
(xv) of this Section 3.16(a) are hereinafter collectively referred to as the "CONTRACTS").

     (b) Except as set forth in the DISCLOSURE SCHEDULE, GFBC or GERMANTOWN has previously delivered to CAMCO (i) copies of all of the CONTRACTS and (ii) all form lending agreements and deposit forms used by GERMANTOWN in the ordinary course of business.

     (c) Neither GFBC nor GERMANTOWN is in material default under any CONTRACT and no claim of such default by any party has been made or is now, to the knowledge of GFBC or GERMANTOWN, threatened, except to the extent such a default would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole. There does not exist any event which, with notice or lapse of time or both, would constitute a material default by GFBC or GERMANTOWN under, or would excuse performance by any party thereto from, any CONTRACT, except to the extent such a default would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole.

     SECTION 3.17. INSURANCE. All material properties and operations of GFBC and GERMANTOWN are insured in amounts and types as are customary for savings associations similarly situated. The performance by the officers and employees of GFBC and GERMANTOWN of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

     SECTION 3.18. LITIGATION. Except as set forth in Section 3.18 of the GFBC DISCLOSURE SCHEDULE, (a) there are no material actions, suits, proceedings or investigations pending or threatened against or affecting the business, operations or financial condition of GFBC or GERMANTOWN in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, (b) neither the management of GFBC nor GERMANTOWN has any knowledge of any basis for any such action, suit, proceeding or investigation, and (c) neither GFBC nor GERMANTOWN is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     SECTION 3.19. PERMITS AND LICENSES. GFBC and GERMANTOWN each has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

     SECTION 3.20. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.20(a) of the GFBC DISCLOSURE SCHEDULE sets forth a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of GFBC or GERMANTOWN. Copies of such plans and agreements, together with (i), when applicable, the most recent actuarial and financial reports prepared with respect to any such plan, (ii) the most recent annual reports filed with any government agency and (iii) all rulings and determination letters received from governmental agencies and any open requests for rulings or letters that pertain to any such plan, have been delivered or will be delivered to CAMCO.

                  (b) Except as may be disclosed in Section 3.20(d) of the GFBC DISCLOSURE SCHEDULE, GFBC and GERMANTOWN do not currently maintain any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (each such plan, together with any related trust or other funding mechanism, as maintained by GFBC or GERMANTOWN, hereinafter referred to as a "PENSION BENEFIT PLAN"), which is intended to be qualified under Section 401(a) of the CODE.

                  (c) Neither GFBC nor GERMANTOWN currently maintains, nor have they ever maintained, any PENSION BENEFIT PLAN subject to the provisions of Title IV of The Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA").

                  (d) GFBC and GERMANTOWN do not currently participate in, nor have they ever participated in, any multiemployer plan, as such term is defined in Section 3(37) of ERISA.

                  (e) Since January 1, 1993, all of the PENSION BENEFIT PLANS have complied and comply currently in all material respects, both as to form and operation, with the provisions of ERISA and the CODE, where required in order to be tax-qualified under Section 401(a) of the CODE, and all other applicable laws, rules and regulations. Neither GFBC nor GERMANTOWN is aware of any event which might jeopardize the tax qualified status of any PENSION BENEFIT PLAN. Each PENSION BENEFIT PLAN which is intended to be qualified under Section 401(a) of the CODE has received a determination letter from the IRS which considers amendments made to the CODE by the Tax Reform Act of 1986. All reports required by any governmental agency with respect to each PENSION BENEFIT PLAN have been timely filed with such agency and, where required, distributed to participants and beneficiaries of such PENSION BENEFIT PLAN within the time required by law.

                  (f) Each "employee welfare benefit plan," as defined in
Section 3(1) of ERISA, (each such plan together with any related trust or other funding mechanism, as maintained by GFBC or GERMANTOWN, hereinafter referred to as a "WELFARE BENEFIT PLAN") has been administered to date in all material respects in compliance with the requirements of the CODE and ERISA, and all reports required by any governmental agency with respect to each WELFARE BENEFIT PLAN has been timely filed with such agency and, where required, distributed to participants and beneficiaries of such WELFARE BENEFIT PLAN within the time required by law.

                  (g) Neither GFBC nor GERMANTOWN nor, to the knowledge of GFBC or GERMANTOWN, any plan fiduciary of any WELFARE BENEFIT PLAN or PENSION BENEFIT PLAN has engaged in any transaction in violation of Section 406(a) or (b) of ERISA

(for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the CODE) for which no exemption exists under Section 4975(c)(1) of the CODE.

     SECTION 3.21. ENVIRONMENTAL MATTERS. (a) GFBC and GERMANTOWN, to the knowledge of GFBC or GERMANTOWN, are in material compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined). GFBC and GERMANTOWN have not received any written or oral communication from any organization, person or otherwise, which alleges that either (i) GFBC or GERMANTOWN is not in compliance with all applicable ENVIRONMENTAL LAWS or (ii) any properties or assets of GFBC or GERMANTOWN may have been affected by any MATERIALS OF ENVIRONMENTAL CONCERN (hereinafter defined). All permits and other governmental authorizations currently held or being applied for by GFBC or GERMANTOWN pursuant to the ENVIRONMENTAL LAWS are set forth in Section 3.21(a) of the GFBC DISCLOSURE SCHEDULE.

     (b) There is no ENVIRONMENTAL CLAIM (hereinafter defined) pending or, to the knowledge of GFBC or GERMANTOWN, threatened (i) against GFBC or GERMANTOWN,
(ii) against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by GFBC or GERMANTOWN either contractually or by operation of law, or (iii) against any real or personal property which GFBC or GERMANTOWN owns, leases, manages, supervises or participates in the management of, or, to the knowledge of GFBC or GERMANTOWN, in which GFBC or GERMANTOWN holds a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, have a material adverse effect on GFBC or GERMANTOWN.

     (c) There are no present or, to the knowledge of GFBC and GERMANTOWN, past activities, conditions, or incidents, including, without limitation, the release or disposal of any MATERIAL OF ENVIRONMENTAL CONCERN, that could reasonably form the basis of any ENVIRONMENTAL CLAIM against GFBC or GERMANTOWN or against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by GFBC or GERMANTOWN, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, have a material adverse effect on GFBC or GERMANTOWN.

     (d) Section 3.21(d) of the GFBC DISCLOSURE SCHEDULE sets forth an accurate and complete list of outstanding loans of GERMANTOWN as to which the borrower has submitted (or is required to submit) to GERMANTOWN any environmental audits or reports regarding any real property securing such loan and a brief description of the environmental audit or report, to the extent applicable. GFBC and GERMANTOWN will make available to CAMCO all such environmental audits and reports.

     (e) As used in this AGREEMENT:

          (i) "ENVIRONMENTAL CLAIM" means any claim, cause of action or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (I) the presence, or release into the environment, of any MATERIAL OF ENVIRONMENTAL CONCERN at any location, whether or not owned by GFBC or GERMANTOWN or (II) circumstances forming the basis of any violation, or alleged violation, of any ENVIRONMENTAL LAW;

          (ii) "ENVIRONMENTAL LAWS" means all laws and regulations relating to pollution or protection of human health or the environment including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of MATERIALS OF ENVIRONMENTAL CONCERN, or otherwise relating to the use, treatment, storage, disposal, transport or handling of MATERIALS OF ENVIRONMENTAL CONCERN; and

          (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean (I) any "hazardous waste" as defined in 42 U.S.C. Section 6903, as amended from time to time, and regulations promulgated thereunder from time to time; (II) any "hazardous substance" as defined in 42 U.S.C. Section 9601, as amended from time to time, and regulations promulgated thereunder from time to time; (III) asbestos; (IV) PCB's; (V) any substance the presence of which on GFBC's or GERMANTOWN's property is prohibited by any applicable law, ordinance, or regulation; (VI) petroleum products; and (VII) underground storage tanks and above ground storage tanks.

     SECTION 3.22. EMPLOYMENT MATTERS. GFBC and GERMANTOWN are in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not and are not engaged in any unfair labor practice, except where such failure to comply or such practice would not have a material adverse effect on the financial condition, results of operations, business or prospects of GFBC and GERMANTOWN taken as a whole. No unfair labor practice complaint against GFBC or GERMANTOWN is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving GFBC or GERMANTOWN. No representation question exists in respect of the employees of GFBC or GERMANTOWN and no labor grievance which might have a material adverse effect upon GFBC or GERMANTOWN or the conduct of their businesses is pending or, to the knowledge of GFBC or GERMANTOWN, threatened. Neither GFBC nor GERMANTOWN has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of GFBC or GERMANTOWN, and, to the knowledge of GFBC and GERMANTOWN, there is no present effort nor existing proposal to attempt to unionize any group of employees of GFBC or GERMANTOWN.

     SECTION 3.23. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to CAMCO in writing by or on behalf of GFBC and GERMANTOWN in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the GFBC DISCLOSURE SCHEDULE, but excluding statements or information pertaining to parties unrelated to GFBC or GERMANTOWN, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.24. PROXY MATERIALS. None of the information relating to GFBC or GERMANTOWN included in any proxy statement which is to be mailed to the shareholders of GFBC in connection with any meeting of shareholders convened in accordance with Sections 1.05(a) and 6.06 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting to which the PROXY STATEMENT relates, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, except to the extent it contains information about CAMCO or FIRST FEDERAL provided in writing to GFBC or GERMANTOWN by CAMCO or FIRST FEDERAL.

     SECTION 3.25. BROKERS. Except for amounts payable to McDonald & Company Securities, Inc., as disclosed in Section 3.25 of the GFBC DISCLOSURE SCHEDULE, there are no claims or agreements for brokerage commission, finder's fees, or similar compensation in connection with the transactions contemplated by this AGREEMENT payable by GFBC or GERMANTOWN.

     SECTION 3.26. REGULATORY ENFORCEMENT. Neither GFBC nor GERMANTOWN is subject to, or has received any notice or advice that it is or may become subject to, any order, agreement or memorandum of understanding of any federal or state agency charged with the supervision or regulation of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to GFBC or GERMANTOWN; neither GFBC nor GERMANTOWN has received any notice or advice that it is not in substantial compliance with any statute or regulation, except where failure to comply would not have a material adverse effect upon GFBC and GERMANTOWN taken as a whole; and GFBC and GERMANTOWN have received no notice from any governmental authority threatening to revoke any license, franchise, permit or governmental authorization.

     SECTION 3.27. TAX TREATMENT OF COMPANY MERGER. Neither GFBC nor GERMANTOWN has, to their knowledge, taken any action that is reasonably likely to prevent the transactions contemplated hereby, including the COMPANY MERGER, from qualifying as a reorganization within the meaning of Section 368(a) of the CODE.

     SECTION 3.28. SUBSIDIARIES: EQUITY INTEREST. The term "subsidiary" means an organization or entity which is consolidated or is eligible to be consolidated with a party to this AGREEMENT for financial reporting purposes. Except for GERMANTOWN and GFS Financial Services, Inc., which is a subsidiary of GERMANTOWN, GFBC has no subsidiaries. Except for shares of GERMANTOWN owned by GFBC and shares of stock of GFS Financial Services, Inc., and the Federal Home Loan Bank of Cincinnati owned by GERMANTOWN and stock of Intrieve, Inc., owned by GFS Financial Services, Inc., or as set forth in Section 3.29 of the GFBC DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN owns, beneficially or otherwise, any shares of EQUITY SECURITIES (as defined below) or similar interest of any corporation, bank, business trust, association or similar organization. "EQUITY SECURITIES" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of any issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Neither GFBC nor GERMANTOWN is a party to any partnership or joint venture.

     SECTION 3.29. MANAGEMENT STOCK BONUS PLAN. The GFBC DISCLOSURE SCHEDULE lists the names of the recipients, award dates, expiration dates and number of shares relating to and arising out of the Management Stock Bonus Plan of GFBC.

                                  ARTICLE FOUR

            REPRESENTATIONS AND WARRANTIES OF CAMCO AND FIRST FEDERAL

     CAMCO and FIRST FEDERAL represent and warrant to GFBC and GERMANTOWN that each of the following statements is true and accurate in all material respects:

     SECTION 4.01. ORGANIZATION AND STANDING. (a) CAMCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. CAMCO is registered as a savings and loan holding company under the HOLA. CAMCO is in compliance in all material respects with all applicable local, state and federal laws and regulations, including without limitation, the THRIFT REGULATIONS.

                  (b) FIRST FEDERAL is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. FIRST FEDERAL is a member of the FHLB. The deposit accounts of FIRST FEDERAL are insured up to applicable limits by the SAIF. FIRST FEDERAL is in compliance in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, the regulations of the FDIC and the OTS. FIRST FEDERAL is a "domestic building and loan association" as defined in Section 7701a(19) of the Internal Revenue Code and a "qualified thrift lender" as defined in 12 U.S.C. 1467(a)(m) and the THRIFT REGULATIONS.

     SECTION 4.02. QUALIFICATION. CAMCO and FIRST FEDERAL are either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of CAMCO or FIRST FEDERAL.

     SECTION 4.03. AUTHORITY OF CAMCO AND FIRST FEDERAL. This AGREEMENT has been duly executed and delivered by CAMCO and FIRST FEDERAL. The BANK MERGER AGREEMENT has been duly executed and delivered by FIRST FEDERAL. Subject to the adoption of this AGREEMENT and the BANK MERGER AGREEMENT by CAMCO as the sole shareholder of FIRST FEDERAL, and to the filing of all requisite regulatory notices and the receipt of all requisite regulatory approvals,(a) CAMCO has all requisite corporate power and authority to enter into this AGREEMENT and to perform its obligations hereunder; (b) FIRST FEDERAL has all requisite corporate power and authority to enter into this AGREEMENT and the BANK MERGER AGREEMENT and to perform all of its obligations hereunder and thereunder; (c) the execution and delivery of this AGREEMENT and the BANK MERGER AGREEMENT and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by CAMCO and FIRST FEDERAL; and (d) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C Section 1818(b) or by the appointment of a conservator by the FDIC,
(i) this AGREEMENT is the valid and binding agreement of CAMCO, enforceable against CAMCO in accordance with its terms, and (ii) this AGREEMENT and the BANK MERGER AGREEMENT are valid and binding agreements of FIRST FEDERAL, enforceable against FIRST FEDERAL in accordance with their terms.

     SECTION 4.04. GOVERNING DOCUMENTS. CAMCO has made available, or will promptly make available, to GFBC true and accurate copies of the CAMCO Certificate of Incorporation and Bylaws and has granted GFBC access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the stockholders, Board of Directors and Committees of the Board of Directors of CAMCO. FIRST FEDERAL has made available, or will promptly make available, to GFBC true and accurate copies of its Charter and Bylaws and has granted GFBC access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of FIRST FEDERAL. The minute books of CAMCO and FIRST FEDERAL contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors.

     SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the regulatory filings and approvals referenced in Section 1.06 of this AGREEMENT, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Certificate of

Incorporation or Bylaws of CAMCO or the Charter or Bylaws of FIRST FEDERAL; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice or lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which CAMCO or FIRST FEDERAL is a party or by which CAMCO or FIRST FEDERAL or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which CAMCO or FIRST FEDERAL is a party or by which CAMCO or FIRST FEDERAL or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of CAMCO or FIRST FEDERAL; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of CAMCO or FIRST FEDERAL or give rise to any meritorious cause of action against CAMCO or FIRST FEDERAL; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS or the FDIC.

     SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by CAMCO or FIRST FEDERAL or the consummation by CAMCO or FIRST FEDERAL of the transactions contemplated hereby, except for filings, authorizations, consents or approvals referenced in Section 1.05 and Section 1.06 of this AGREEMENT.

     SECTION 4.07. CAPITALIZATION. (a) The authorized capital of CAMCO consists solely of (i) 4,900,000 shares of common stock, par value One Dollar ($1.00) per share, 3,214,193 of which are issued and outstanding and 235,828 of which are reserved for issuance upon the exercise of outstanding stock options, and (ii) 100,000 preferred shares, One Dollar ($1.00) par value per share, none of which is issued or outstanding. All of the outstanding CAMCO SHARES are, and, when issued in accordance with this AGREEMENT, the CAMCO SHARES to be issued upon exchange for the GFBC SHARES shall be, duly authorized, validly issued, fully paid and nonassessable, issued in full compliance with all applicable laws, and not issued in violation of the preemptive right of any person. Except for the CAMCO OPTIONS, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating CAMCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting CAMCO from selling any additional CAMCO SHARES, or obligating CAMCO to grant, extend or enter into any such agreement or commitment.

     (b) The authorized capital of FIRST FEDERAL consists solely of (i) 500,000 common shares, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and held of record by CAMCO, and (ii) 500,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding. All of the outstanding common shares of FIRST FEDERAL are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of FIRST FEDERAL. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating FIRST FEDERAL to issue, deliver or sell, or cause to be issued, delivered or sold any additional FIRST FEDERAL SHARES.

     SECTION 4.08. SEC REPORTS. CAMCO has delivered to GFBC copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "CAMCO SEC FILINGS"):

     (a) The Annual Reports on Form 10-KSB for each of the fiscal years ended December 31, 1996, 1995 and 1994;

     (b) The Annual Report to Stockholders for each of the fiscal years ended December 31, 1996, 1995 and 1994;

     (c) The Proxy Statement for use in connection with each of the 1997, 1996 and 1995 Annual Meetings of Stockholders; and

     (d) The Quarterly Report on Form 10-QSB for the quarter ended March 31,
         1997.

CAMCO has not filed any Forms 8-K since December 31, 1996. The CAMCO SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.09. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition of CAMCO as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, examined and reported upon by Grant Thornton, L.L.P., (hereinafter referred to as "GRANT") complete copies of which have previously been delivered to GFBC (hereinafter referred to as the "CAMCO AUDITED FINANCIALS"), have been prepared in conformity with GAAP applied on a consistent basis and fairly present the financial position of CAMCO at such dates and the results of its operations and cash flows for such periods.

     (b) The unaudited consolidated statements of financial condition of CAMCO as of March 31, 1997, and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for each of the three months ended March 31, 1997 and 1996, complete copies of which have previously been delivered to GFBC (hereinafter referred to as the "CAMCO INTERIM FINANCIALS"), have been prepared in conformity with GAAP as applicable to condensed interim financial statements and as applied on a consistent basis with the

CAMCO AUDITED FINANCIALS and fairly present the financial position of CAMCO at such dates and the results of its operations and cash flows for such periods.

     (c) Except as disclosed in the CAMCO INTERIM FINANCIALS, as of March 31, 1997, CAMCO had no liabilities or obligations material to the business condition (financial or otherwise) of CAMCO taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     (d) The CAMCO AUDITED FINANCIALS and the CAMCO INTERIM FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.10. ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 31, 1997, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of CAMCO and its consolidated subsidiaries, taken as a whole.

     SECTION 4.11. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the CAMCO INTERIM FINANCIALS is adequate as of the date hereof in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans.

     SECTION 4.12. REPORTS AND RECORDS. CAMCO and FIRST FEDERAL have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, the OTS or the FDIC. All such documents and reports complied in all material respects with applicable requirements of laws and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.13. TAXES. CAMCO and FIRST FEDERAL have duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by them through the date hereof, and have paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due by CAMCO or FIRST FEDERAL. Neither CAMCO nor FIRST FEDERAL has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever, and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which may have accrued since December 31, 1996, in the ordinary course of business. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities.

     SECTION 4.14. PERMITS AND LICENSES. CAMCO and FIRST FEDERAL each has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

     SECTION 4.15. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to GFBC in writing by or on behalf of CAMCO and FIRST FEDERAL in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.16. PROXY MATERIALS. None of the information relating to CAMCO or FIRST FEDERAL included in the PROXY STATEMENT will, at the time the PROXY STATEMENT is mailed or at the time of the meeting to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     SECTION 4.17. BROKERS. Except for amounts payable to National Capital Companies, L.L.C., there are no claims or agreements for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this AGREEMENT payable by CAMCO.

     SECTION 4.18. REGULATORY ENFORCEMENT. CAMCO and FIRST FEDERAL are not subject to, nor have they received any notice or advice that either of them is not in substantial compliance with any statute or regulation, or that either of them is or may become subject to, any order, agreement or memorandum of understanding of any federal or state agency charged with the supervision or regulation of savings banks, savings associations or holding companies of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to CAMCO or FIRST FEDERAL, and CAMCO and FIRST FEDERAL have received no notice from any governmental agency threatening to revoke any license, franchise, permit or governmental authority.

     SECTION 4.19. TAX TREATMENT OF COMPANY MERGER. Neither CAMCO nor FIRST FEDERAL has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the COMPANY MERGER, from qualifying as a "reorganization" within the meaning of Section 368(a) of the CODE.

     SECTION 4.20. GFBC SHARES OWNED BY CAMCO. Neither CAMCO nor any of its subsidiaries beneficially owns any GFBC SHARES.

     SECTION 4.21. LOAN DOCUMENTATION. The documentation governing or relating to the loan and credit-related assets (hereinafter referred to as the "FIRST FEDERAL LOAN ASSETS") representing the loan portfolio of FIRST FEDERAL (hereinafter referred to as "FIRST FEDERAL LOAN DOCUMENTATION") is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights of FIRST FEDERAL in accordance with the terms of such FIRST FEDERAL LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. To the knowledge of FIRST FEDERAL, no debtor under any of the FIRST FEDERAL LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof which would be materially adverse to the financial condition or operating results of FIRST FEDERAL.

     SECTION 4.22. MATERIAL CONTRACTS. Neither CAMCO nor FIRST FEDERAL is in material default under any CONTRACT and no claim of such default by any party has been made or is now, to the knowledge of CAMCO or FIRST FEDERAL, threatened. There does not exist any event which, with notice or lapse of time or both, would constitute a material default by CAMCO or FIRST FEDERAL under, or would excuse performance by any party thereto from, any CONTRACT.

     SECTION 4.23. INSURANCE. All material properties and operations of CAMCO or FIRST FEDERAL are adequately insured for their benefit. The performance by the officers and employees of CAMCO and FIRST FEDERAL of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

     SECTION 4.24. LITIGATION. Except as disclosed in the CAMCO SEC FILINGS, (a) there are no material actions, suits, proceedings or investigations pending or threatened against or affecting the business, operations or financial condition of CAMCO or FIRST FEDERAL in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, (b) neither the management of CAMCO or FIRST FEDERAL has any knowledge of any basis for any such action, suit, proceeding or investigation, and (c) neither CAMCO nor FIRST FEDERAL is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     SECTION 4.25. ENVIRONMENTAL MATTERS. (a) CAMCO and FIRST FEDERAL, to the knowledge of CAMCO or FIRST FEDERAL, are in material compliance with all applicable ENVIRONMENTAL LAWS. CAMCO and FIRST FEDERAL have not received any written or oral communication from any organization, person or otherwise, which alleges that either (i) CAMCO or FIRST FEDERAL is not in compliance with all applicable ENVIRONMENTAL LAWS or (ii) any properties or assets of CAMCO or FIRST FEDERAL may have been affected by any MATERIALS OF ENVIRONMENTAL CONCERN.

     (b) There is no ENVIRONMENTAL CLAIM pending or, to the knowledge of CAMCO or FIRST FEDERAL, threatened (i) against CAMCO or FIRST FEDERAL, (ii) against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by CAMCO or FIRST FEDERAL either contractually or by operation of law, or (iii) against any real or personal property which CAMCO or FIRST FEDERAL owns, leases, manages, supervises or participates in the management of, or, to the knowledge of CAMCO or FIRST FEDERAL, in which CAMCO or FIRST FEDERAL holds a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, have a material adverse effect on CAMCO or FIRST FEDERAL.

     (c) There are no present or, to the knowledge of CAMCO and FIRST FEDERAL, past activities, conditions, or incidents, including, without limitation, the release or disposal of any MATERIAL OF ENVIRONMENTAL CONCERN, that could reasonably form the basis of any ENVIRONMENTAL CLAIM against CAMCO or FIRST FEDERAL or against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by CAMCO or FIRST FEDERAL, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, have a material adverse effect on CAMCO or FIRST FEDERAL.

     SECTION 4.26. EMPLOYMENT MATTERS. CAMCO and FIRST FEDERAL are in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not and are not engaged in any unfair labor practice, except where such failure to comply or such practice would not have a material adverse effect on the financial condition, results of operations, business or prospects of CAMCO and FIRST FEDERAL taken as a whole. No unfair labor practice complaint against CAMCO or FIRST FEDERAL is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving CAMCO or FIRST FEDERAL. No representation question exists in respect of the employees of CAMCO or FIRST FEDERAL and no labor grievance which might have a material adverse effect upon CAMCO or FIRST FEDERAL or the conduct of their businesses is pending or, to the knowledge of CAMCO or FIRST FEDERAL, threatened. Neither CAMCO nor FIRST FEDERAL has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of CAMCO or FIRST FEDERAL, and, to the knowledge of CAMCO and FIRST FEDERAL, there is no present effort nor existing proposal to attempt to unionize any group of employees of CAMCO or FIRST FEDERAL.

                                  ARTICLE FIVE

                                    COVENANTS

     SECTION 5.01. CONDUCT OF GFBC'S AND GERMANTOWN'S BUSINESS. From the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, GFBC and

GERMANTOWN, except with the prior written consent of CAMCO, which shall not be unreasonably withheld, will each conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations. Notwithstanding the foregoing, without the prior written consent of CAMCO, which shall not be unreasonably withheld, neither GFBC nor GERMANTOWN will:

     (a) Authorize or agree to authorize the creation or issuance of, or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which GFBC or GERMANTOWN is the issuer, or any obligations convertible into or exchangeable for any shares of its capital stock, other than GFBC SHARES issued in connection with the exercise of GFBC OPTIONS;

     (b) Declare, set aside, pay or make any dividend or other distribution on its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares thereof or enter into any agreement with respect to the foregoing, except that GFBC may (i) declare and pay a regular quarterly cash dividend of $0.12 per share in each calendar quarter between the date of this AGREEMENT and the COMPANY EFFECTIVE TIME. CAMCO and GFBC will coordinate dividends so that only one dividend will be paid in each calendar quarter.

     (c) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

     (d) Amend their Certificate of Incorporation, Charter or Bylaws;

     (e) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

     (f) Mortgage, pledge, grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent, assets pledged as collateral to secure borrowings from the FHLB or to secure public deposits and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

     (g) Waive any rights of material value or cancel any material debts or claims;

     (h) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business and borrowings from the FHLB;

     (i) Cause any material adverse change in the amount or general composition of deposit liabilities or other liabilities;

     (j) Enter into or amend any employment contract with any of its employees, increase the compensation payable to any employee or director or any relative of any such employee or director or become obligated to increase any such compensation;

     (k) Adopt or amend in any material respect any employee benefit plan, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plan not consistent with past practice or custom;

     (l) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

     (m) Make any material capital expenditure or commitment for any material addition to property, plant, or equipment;

     (n) Originate or issue a commitment to originate any loan secured by one- to four-family residential real estate in a principal amount of $250,000 or more or any loan secured by nonresidential real estate in a principal amount of $100,000 or more;

     (o) Except for FHLB advances, the aggregate amount of which at any time shall not exceed Three Million Dollars ($3,000,000), plus such additional amount as may be obtained with the right of prepayment at any time without penalty or premium, and deposit taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

     (p) Establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

     (q) Enter into any securities transactions for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. government and U.S. agency obligations and deposits in an overnight account at the FHLB;

     (r) Increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in GERMANTOWN's market;

     (s) Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I Environmental Report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including petroleum products; provided, however, that GERMANTOWN shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials or petroleum products; or

     (t) Agree, whether in writing or otherwise, to take any action described in this Section 5.01.

     SECTION 5.02. ACQUISITION TRANSACTIONS. GFBC and GERMANTOWN shall (i) not, directly or indirectly, solicit or initiate any proposals or offers from any person or entity, or discuss or negotiate with any such person or entity, regarding any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, GFBC or GERMANTOWN (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"), (ii) not disclose to any person any information not customarily disclosed publicly or provide access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing, and (iii) give CAMCO prompt notice of any such inquiries, offers or proposals. The foregoing shall not apply however to the consideration of an inquiry, offer or proposal not solicited by GFBC or GERMANTOWN or any of their respective officers, directors, agents or affiliates which relates to the possible sale or other disposition of GFBC SHARES or GERMANTOWN SHARES by shareholders or the possible sale or other disposition of all or substantially all of GFBC's or GERMANTOWN's assets to, or merger or consolidation with, another corporation or association if and to the extent that the board of directors of GFBC reasonably determines in good faith after consultation with McDonald & Company Securities, Inc. and counsel to GFBC that failure to consider such ACQUISITION TRANSACTION could reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of GFBC; provided, however, that GFBC shall give CAMCO prompt notice of any such proposal of an ACQUISITION TRANSACTION and keep CAMCO promptly informed regarding the substance thereof and the response of the board of directors of GFBC thereto.

     SECTION 5.03. ACCOUNTING POLICIES. Before the COMPANY EFFECTIVE TIME and at the request of CAMCO, GFBC or GERMANTOWN shall promptly (a) establish and take such reserves and accruals to conform GERMANTOWN's loan, accrual and reserve policies to FIRST FEDERAL's policies; (b) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and (c) recognize for financial accounting purposes such expenses of the COMPANY MERGER and the BANK MERGER and restructuring charges related to or to be incurred in connection with the COMPANY MERGER and BANK MERGER, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the officers and directors of GFBC or GERMANTOWN; provided, however, that neither GFBC nor GERMANTOWN shall be obligated to make any such changes or adjustments until the satisfaction of all conditions set forth in Sections 7.01(a) through
(g), and further provided that no basis for termination of this AGREEMENT by any party pursuant to Article Eight is then extant.

     . SECTION 5.04 TAX REPRESENTATION. GFBC and GERMANTOWN will use their reasonable efforts to cause the COMPANY MERGER, and will take no action which would cause the COMPANY MERGER not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the CODE for federal income tax purposes.

     SECTION 5.05 POOLING. GFBC and GERMANTOWN shall not intentionally take or cause to be taken any action whether before or after the COMPANY EFFECTIVE TIME which would disqualify the COMPANY MERGER or BANK MERGER as a "pooling of interests" for accounting purposes.

                                   ARTICLE SIX

                               FURTHER AGREEMENTS

     SECTION 6.01. REGULATORY APPROVALS; COOPERATION. (a) CAMCO and FIRST FEDERAL shall use their best efforts to file within 60 days of the date hereof all REGULATORY APPLICATIONS required in order to consummate the COMPANY MERGER and the BANK MERGER. CAMCO shall keep GFBC reasonably informed as to the status of such applications and make available to GFBC copies of such applications as filed and any supplementary filed materials and all responses from the regulatory authorities.

     (b) GFBC and GERMANTOWN will cooperate and will cause their respective directors, officers, employees, agents and advisors to cooperate, to the extent reasonable or necessary, with CAMCO and FIRST FEDERAL in connection with the preparation of the REGULATORY APPLICATIONS and the REGISTRATION STATEMENT described in Section 6.03 hereof.

     (c) CAMCO and FIRST FEDERAL will cooperate and will cause their respective directors, officers, employees, agents and advisors to cooperate, to the extent reasonable or necessary, with GFBC in connection with the preparation of the REGISTRATION STATEMENT described in Section 6.03 hereof and the PROXY STATEMENT.

     SECTION 6.02. SPECIAL MEETING OF SHAREHOLDERS OF GFBC. GFBC shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon this AGREEMENT as required by applicable law. GFBC shall use its reasonable efforts to hold such meeting as soon as practicable following the date of this AGREEMENT. GFBC shall prepare the PROXY STATEMENT (in cooperation with CAMCO) for use in connection with the GFBC Shareholders Meeting. The Board of Directors of GFBC shall (i) to the extent consistent with their fiduciary duties, recommend to their respective shareholders the adoption of this AGREEMENT and the approval of the transactions contemplated hereby and thereby and any other matters to be submitted to the shareholders in connection therewith and (ii) use their reasonable efforts to obtain the necessary adoptions by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby. Notwithstanding the foregoing, if the Board of Directors of GFBC shall have reasonably determined in good faith in accordance with the provisions of
Section 5.02 of this AGREEMENT that such recommendation is reasonably likely to constitute a breach of its fiduciary duties to the shareholders of GFBC, then the Board of Directors of GFBC shall not be obligated to recommend to its shareholders adoption of this AGREEMENT or to present this AGREEMENT to the shareholders of GFBC for their adoption at the GFBC Shareholders Meeting or to hold the GFBC Shareholders Meeting for such purpose.

     SECTION 6.03. REGISTRATION STATEMENT. (a) CAMCO shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "1933 ACT"), and file with the SEC a REGISTRATION STATEMENT in respect of the CAMCO SHARES to be issued to the holders of GFBC SHARES in accordance with Article Two of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable.

     (b) CAMCO shall provide copies of the REGISTRATION STATEMENT and all amendments to GFBC immediately upon filing, keep GFBC reasonably informed as to the status of the REGISTRATION STATEMENT and provide GFBC with copies of all responses from the SEC. All costs related to the REGISTRATION STATEMENT and the Prospectus and its printing and delivery shall be borne by CAMCO.

     SECTION 6.04. EMPLOYEES. Upon satisfactory review of employment files, all employees of GERMANTOWN immediately prior to the BANK EFFECTIVE TIME except those employees covered by a written employment contract, shall become at will employees of FIRST FEDERAL at the same base compensation they are receiving from GERMANTOWN and subject to the employment practices and procedures of FIRST FEDERAL, with prior service credit for purposes of FIRST FEDERAL's vacation policy. Any employee who is currently covered by a written employment agreement will continue his employment in accordance with the terms of such written agreement.

     With respect to employees of GERMANTOWN not covered by written employment contracts, CAMCO, in accordance with its severance policy applicable to employees of companies that are merged with a subsidiary of CAMCO, shall provide severance benefits as follows: each former employee of GERMANTOWN terminated other than for cause within one year of the BANK EFFECTIVE TIME shall receive one week of base pay (bonus and benefits excluded) for each full year of service to GERMANTOWN prior to the BANK EFFECTIVE TIME, with a minimum payment of four weeks' base pay; provided, that an employee employed by GERMANTOWN less than six months at the BANK EFFECTIVE TIME shall not be eligible for severance benefits.

     Upon request of CAMCO, GFBC shall take all steps necessary to commence termination of GFBC's 401(k) Plan prior to the COMPANY EFFECTIVE TIME. Notice of termination shall be made prior to the COMPANY EFFECTIVE TIME. At the COMPANY EFFECTIVE TIME all employees of GERMANTOWN shall be eligible to participate in the CAMCO 401(k) Plan, effective immediately, subject to the terms of the Plan, and shall receive prior service credit for eligibility and vesting purposes under the CAMCO 401(k) Plan.

     CAMCO shall, in its discretion, (i) provide coverage for the GERMANTOWN employees who become employees of FIRST FEDERAL under the health insurance plan maintained by CAMCO for the benefit of the employees of CAMCO and its subsidiaries, including FIRST FEDERAL; provided, however, that any employee of GFBC or GERMANTOWN who has been insured under the health insurance plan maintained by GFBC or GERMANTOWN for at least 12 months prior to the COMPANY EFFECTIVE TIME shall be covered by CAMCO's health insurance plan without regard to any waiting periods and limitations on pre-existing conditions; or (ii) maintain in place the health insurance plan currently maintained by GERMANTOWN for the benefit of its employees.

     SECTION 6.05. AFFILIATES COMPLIANCE WITH THE 1933 ACT. (a) Within 45 days after the date of this AGREEMENT, GFBC shall identify to CAMCO all persons who GFBC reasonably believes to be "affiliates," as defined in paragraphs (c) and
(d) of Rule 145 under the 1933 ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the COMPANY EFFECTIVE TIME, GFBC shall identify to CAMCO each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

     (b) GFBC shall use its best efforts to obtain from each person who is identified as an AFFILIATE for delivery to CAMCO before the COMPANY EFFECTIVE DATE a written agreement in which such AFFILIATE confirms that the CAMCO SHARES received by such AFFILIATE in the COMPANY MERGER shall be transferable only in accordance with Rule 145 of the 1933 ACT, and are subject to rules relating to the transfer of shares received in a transaction deemed a "pooling of interests" for accounting purposes.

     SECTION 6.06. ADVISORY BOARD AND BOARD OF DIRECTORS OF FIRST FEDERAL.

     (a) Subject to THRIFT REGULATIONS and OTS directives and conditions of approval, the members of the present Board of Directors of GERMANTOWN will continue for one year as an advisory board to FIRST FEDERAL. The Advisory Board shall meet one time in each calendar quarter, and the members of the Advisory Board shall receive $500 for each such meeting attended by them. No director or executive officer of FIRST FEDERAL shall be paid for attending a meeting of the Advisory Board.

     (b) CAMCO and FIRST FEDERAL will add one current member of the Board of Directors of GFBC to the Board of Directors of FIRST FEDERAL.

     SECTION 6.07. MANAGEMENT STOCK BONUS PLAN. The existing Management Stock Bonus Plans (A and B) and grants of awards made on or prior to July 9, 1997 as listed in Section 3.30 of the GFBC DISCLOSURE SCHEDULE in an amount not to exceed 12,335 GFBC shares shall be honored by CAMCO in accordance with the terms of said plans and grants of awards and THRIFT REGULATIONS. No award granted subsequent to July 9, 1997 will be valid in any respect.

     SECTION 6.08. ACCESS. Until the COMPANY EFFECTIVE TIME, GFBC shall afford to CAMCO, and CAMCO shall afford to GFBC and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested.

     SECTION 6.09. CONFIDENTIALITY. The parties acknowledge the confidential and proprietary nature of the information as hereinafter described which has heretofore been exchanged and which will be received from each other hereunder (hereinafter referred to as the "INFORMATION") and agree to hold and keep the same confidential. Such INFORMATION will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such INFORMATION shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this AGREEMENT, or INFORMATION which is required to be furnished or used in connection with legal proceedings. The parties agree that the INFORMATION will be used solely for the purposes contemplated by this AGREEMENT and that such INFORMATION will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The INFORMATION shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Upon the written request of the disclosing party, upon termination of this AGREEMENT, the other parties will promptly return or destroy INFORMATION in their possession and certify to the disclosing party that the party has done so.

     SECTION 6.10. PRESS RELEASES. CAMCO and GFBC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the COMPANY MERGER or the BANK MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

     SECTION 6.11. COSTS AND EXPENSES; TERMINATION FEE. Whether or not the COMPANY MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, (i) in the event the Board of Directors of GFBC or GERMANTOWN accepts in any manner an ACQUISITION TRANSACTION prior to the earlier of termination of this AGREEMENT other than due to a breach of this AGREEMENT by GFBC or GERMANTOWN, or June 30, 1997, or (ii) in the event the Board of Directors of GFBC fails to recommend to the shareholders of GFBC approval of the AGREEMENT and the AGREEMENT is rejected by the shareholders of GFBC; or (iii) in the event no meeting of shareholders is held on or before June 30, 1998, other than for reasons beyond the control of GFBC, then, in any of such events, GFBC shall pay to CAMCO $250,000 in immediately available federal funds (i) in the case of the execution of any definitive agreement or letter of intent in respect of an ACQUISITION TRANSACTION within one year of the date of this AGREEMENT, such payment to be made within two days of the execution of such agreement or letter of intent, (ii) in the case of the disapproval by the shareholders of GFBC of this AGREEMENT where the Board of Directors of GFBC has failed to recommend approval, such payment to be made within two days after the date of the shareholder meeting, and (iii) if no meeting of shareholders is held by June 30, 1998, other than for reasons beyond the control of GFBC, such payment to be made within two days after June 30, 1998.

     SECTION 6.12. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

     SECTION 6.13. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, each party shall promptly notify the other in writing of any materially adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might reasonably be expected to result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding or investigation against it.

     SECTION 6.14. VOTING AGREEMENT. Concurrently with the execution and delivery of this AGREEMENT, or not later than ten days thereafter, and as a condition and material inducement to CAMCO's willingness to enter into this AGREEMENT, each of the directors and executive officers of GFBC and GERMANTOWN shall enter into a shareholder agreement in the form attached hereto as Exhibit B.

     SECTION 6.15. POOLING. GRANT has reviewed the proposed terms and conditions of the COMPANY MERGER and has issued their opinion on the proposed accounting that the COMPANY MERGER qualifies as a "pooling of interests" for accounting purposes. Neither CAMCO nor FIRST FEDERAL shall intentionally take or cause to be taken any action, whether before or after the COMPANY EFFECTIVE TIME or BANK EFFECTIVE TIME which would disqualify the COMPANY MERGER or BANK MERGER as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the CODE.

     SECTION 6.16. INDEMNIFICATION. Nothing in this AGREEMENT is intended to affect any rights to indemnification to which any officer or director of GFBC or GERMANTOWN may be entitled pursuant to the Certificate of Incorporation, Charter or Bylaws of GFBC or GERMANTOWN in effect prior to the COMPANY EFFECTIVE TIME. From the COMPANY EFFECTIVE TIME and continuing for a period of three years thereafter, the current and former officers and directors of GFBC shall be indemnified by CAMCO from their acts and omissions occurring prior to the COMPANY EFFECTIVE TIME to the maximum extent permitted by the Certificate of Incorporation and Bylaws of CAMCO but subject to any applicable limitations of Delaware law. From the BANK EFFECTIVE TIME and continuing for a period of three years thereafter, the current and former officers and directors of GERMANTOWN shall be indemnified by FIRST FEDERAL for their acts and omissions occurring prior to the BANK EFFECTIVE TIME to the extent permitted by the THRIFT REGULATIONS. As a condition to receiving such indemnification, the party claiming indemnification shall assign to CAMCO, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by CAMCO or GFBC or GERMANTOWN to the extent of such indemnity. No person shall be entitled to such indemnification with respect to a claim (i) if such person fails to cooperate in the defense and investigation of such claim as to which indemnification may be made, (ii) made by such person against CAMCO, its subsidiaries, GFBC or GERMANTOWN arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of CAMCO, its subsidiaries, GFBC or GERMANTOWN, or (iii) if such person fails to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware, to the extent such failure results in the denial of payment under such policy.

     Subject to GFBC and GERMANTOWN providing all requested information and representations to CAMCO's directors' and officers' liability insurance carrier, CAMCO shall add a rider, to be effective at the COMPANY EFFECTIVE TIME, to CAMCO's existing directors' and officers' liability insurance policy covering the acts and omissions of the officers and directors of GFBC and GERMANTOWN occurring prior to the COMPANY EFFECTIVE TIME and to continue such rider for a period of three years.

     SECTION 6.17. AMENDMENT OF CHARTER. Prior to the COMPANY EFFECTIVE TIME, GERMANTOWN shall take all steps necessary to amend its Charter to remove Section 8(A).

     SECTION 6.18. CONDUCT OF CAMCO BUSINESS. From the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, CAMCO shall:

     (a) Use all reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relationships with customer, suppliers, employees and business associates;

     (b) Notify GFBC in writing within five business days of (i) the existence of any adverse business conditions threatening the normal business operations of CAMCO, (ii) the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representations, warranty, covenant, condition or agreement by or pertaining to CAMCO contained in this AGREEMENT, (iii) the commencement of any material action, suit, proceeding, or investigation against CAMCO and (iv) the tender of any offer to acquire CAMCO by merger or otherwise;

     (c) Take no action that would adversely affect the ability of CAMCO to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby without the imposition of a burdensome restriction or condition, or adversely affect the ability of CAMCO to perform its covenants and agreements under this AGREEMENT; and

     (d) Take all action necessary to cause to be listed on The Nasdaq Stock Market the CAMCO SHARES to be issued pursuant to this AGREEMENT.

                                  ARTICLE SEVEN

                                 CLOSING MATTERS

     SECTION 7.01. CONDITIONS TO OBLIGATIONS OF CAMCO, FIRST FEDERAL GFBC AND GERMANTOWN. Notwithstanding any other provision of this AGREEMENT, the obligations of CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN to effect the COMPANY MERGER and the BANK MERGER shall be subject to the fulfillment of each of the following conditions:

     (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding GFBC SHARES required under Delaware law and GFBC's Certificate of Incorporation and Bylaws and the BANK MERGER AGREEMENT shall have been duly authorized and approved by the shareholder of FIRST FEDERAL and the shareholder of GERMANTOWN;

     (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the COMPANY MERGER and the BANK MERGER shall have been obtained and all notices required to be filed shall have been filed and any objection or waiting period with respect to such notice shall have expired;

     (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the COMPANY MERGER and the BANK MERGER shall have been obtained;

     (d) GFBC shall have received a written fairness opinion of McDonald & Company Securities, Inc., dated the date of this AGREEMENT and as of a date reasonably proximate to the date of the PROXY STATEMENT, to the effect that the EXCHANGE RATIO is fair to the holders of the GFBC SHARES from a financial point of view, and CAMCO shall have received a written fairness opinion from National Capital Companies, L.L.C. dated as of the date of the AGREEMENT, to the effect that the EXCHANGE RATIO is fair to the holders of the CAMCO SHARES from a financial point of view;

     (e) There shall not be in effect any federal or state law, rule or regulation or any order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the COMPANY MERGER or the BANK MERGER;

     (f) CAMCO and GFBC shall have received an opinion of Vorys, Sater, Seymour and Pease to the effect that the COMPANY MERGER and the BANK MERGER, when consummated in accordance with the terms hereof and the BANK MERGER AGREEMENT, will each constitute a reorganization within the meaning of Section 368(a)(1)(A) of the CODE and that no gain or loss will be recognized by GFBC shareholders to the extent they receive CAMCO SHARES in exchange for GFBC SHARES;

     (g) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall have been declared effective by the SEC, and no proceeding shall be pending or, to the knowledge of CAMCO or GFBC, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT; and

     (h) With respect to the BANK MERGER only, the COMPANY MERGER shall have been effected.

     SECTION 7.02. CONDITIONS TO OBLIGATIONS OF CAMCO AND FIRST FEDERAL. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of CAMCO and FIRST FEDERAL to effect the COMPANY MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions unless fulfillment is waived by CAMCO and FIRST FEDERAL in writing:

     (a) The representations and warranties of GFBC and GERMANTOWN contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the day of the COMPANY CLOSING as if made at and as of such time, except where such representation or warranty is expressly made as of a specific date;

     (b) GFBC and GERMANTOWN shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by GFBC and GERMANTOWN before or on the day of the COMPANY CLOSING;

     (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of GFBC or GERMANTOWN after the date of this AGREEMENT, except changes resulting from action taken by GFBC or GERMANTOWN pursuant to Section 5.03 of this AGREEMENT and changes resulting from or attributable to expenses incurred in connection with the transactions contemplated by this AGREEMENT;

     (d) GFBC and GERMANTOWN shall each have delivered to CAMCO a certificate dated the day of the COMPANY CLOSING and signed by the President and the chief financial officer of each of GFBC and GERMANTOWN to the effect set forth in subsections (a), (b) and (c) of this Section 7.02;

     (e) CAMCO shall have received an opinion of GFBC's counsel dated the date of the COMPANY CLOSING in form reasonably acceptable to CAMCO's counsel opining with respect to matters listed on Exhibit C hereto;

     (f) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the COMPANY MERGER or the BANK MERGER or seeks to impose material limitations on the ability of CAMCO or FIRST FEDERAL to exercise full rights of ownership of the assets or business of GFBC and GERMANTOWN;

     (g) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of CAMCO, would: (i) prevent or delay the consummation of the COMPANY MERGER or the BANK MERGER or interfere with the reasonable operation of the business of GFBC or

         GERMANTOWN (ii) materially adversely affect the ability of CAMCO to enjoy the economic or other benefits of the COMPANY MERGER or the BANK MERGER or (iii) impose any material adverse condition, limitation or requirement on CAMCO in connection with the COMPANY MERGER or the BANK MERGER;

     (h) GFBC and GERMANTOWN shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

     (i) Immediately prior to the COMPANY EFFECTIVE TIME no more than Seven and One Half Percent (7.5%) of the outstanding GFBC SHARES shall qualify as DISSENTERS SHARES;

     (j) The shareholders' equity of GFBC on the day of the COMPANY CLOSING and as calculated in accordance with GAAP shall not be less than $6,399,264, without giving effect to (i) reserves, accruals and charges taken or established by GFBC or GERMANTOWN at the request of CAMCO in accordance with Section 5.03 of this AGREEMENT, (ii) expenses incurred in connection with the transactions contemplated by this AGREEMENT; and
         (iii) realized or unrealized losses on securities classified as available for sale in the GFBC AUDITED STATEMENTS;

     (k) CAMCO shall have received from GRANT a written opinion dated the date of COMPANY CLOSING that CAMCO will be entitled to account for the COMPANY MERGER under the "pooling of interests" method;

     (l) GFBC and GERMANTOWN shall have complied with Section 5.03 hereof to the reasonable satisfaction of CAMCO;

     (m) CAMCO shall have received the affiliate letters required by Section
         6.05 of this AGREEMENT;

     (n) The Amendment to the Charter of GERMANTOWN described in Section 6.17 of this AGREEMENT, shall be effective; and

     (o) CAMCO shall have received documentation from GFBC with respect to the GERMANTOWN liquidation account, which documentation shall be reasonably acceptable to CAMCO.

     SECTION 7.03. CONDITIONS TO OBLIGATIONS OF GFBC AND GERMANTOWN. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of GFBC and GERMANTOWN to effect the COMPANY MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

     (a) The representations and warranties of CAMCO and FIRST FEDERAL contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the date of the COMPANY CLOSING as if made at and as of such time;

     (b) CAMCO and FIRST FEDERAL shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the COMPANY CLOSING;

     (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of CAMCO or FIRST FEDERAL after the date of this AGREEMENT;

     (d) CAMCO and FIRST FEDERAL shall have delivered to GFBC a certificate dated the day of the COMPANY CLOSING and signed by the President and the Chief Financial Officer of each of CAMCO and FIRST FEDERAL to the effect set forth in subsections (a), (b) and (c) of this Section 7.03; and

     (e) GFBC shall have received an opinion of CAMCO's counsel dated the date of the COMPANY CLOSING in form reasonably acceptable to GFBC's counsel opining with respect to matters listed on Exhibit D hereto.

                                  ARTICLE EIGHT

                                   TERMINATION

     SECTION 8.01. TERMINATION. This AGREEMENT shall be terminated if the AVERAGE CLOSING PRICE, as adjusted for any stock split, stock dividend, recapitalization, combination, readjustment or other reclassification, is less than $12.78. This AGREEMENT may be terminated at any time prior to the date of the COMPANY CLOSING, whether before or after approval by the shareholders of
GFBC:

     (a) By mutual consent of the Boards of Directors of GFBC and CAMCO; or

     (b) By the Board of Directors of GFBC or CAMCO if:

         (i) The COMPANY MERGER shall not have been consummated on or before June 30, 1998; provided, however, that a party who is then in breach of any of its representations, warranties, covenants or agreements under this AGREEMENT in any material respect may not exercise such right of termination if it has received notice from the non-breaching party that the non-breaching party is seeking specific performance of the breaching party's obligations under this AGREEMENT; provided further, however, that no such termination shall relieve the breaching party from liability for a breach that occurs prior to such termination; or

         (ii) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in
              Section 7.01 of this AGREEMENT; or

     (c) By the Board of Directors of CAMCO if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

     (d) By the Board of Directors of GFBC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT, or if the AVERAGE CLOSING PRICE is more than $23.73, as adjusted for any stock split, stock dividend, recapitalization, combination, readjustment or other reclassification.

     SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01(a), (b), (c) and (d), the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

     SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 6.09,
6.10 and 6.11 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured breach of any term or condition of this AGREEMENT.

     SECTION 8.04. AMENDMENT. This AGREEMENT may be amended at any time before or after approval of this AGREEMENT by the shareholders of GFBC, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If addressed to CAMCO or FIRST FEDERAL:

     Larry A. Caldwell
     President, Chief Executive Officer and Chairman of the Board
     Camco Financial Corporation
     814 Wheeling Avenue
     Cambridge, Ohio  43725

     with a copy to:

     Roger A. Yurchuck
            or
     Terri Reyering Abare
     Vorys, Sater, Seymour and Pease
     221 East Fourth Street
     Atrium Two, Suite 2100
     Cincinnati, Ohio  45202

If addressed to GFBC or GERMANTOWN:

     John T. Baker
     President and Chief Executive Officer
     GF Bancorp, Inc.
     One North Plum Street
     Germantown, Ohio  45327

     with a copy to:

     Cynthia A. Shafer
     Vorys, Sater, Seymour and Pease
     221 East Fourth Street
     Atrium Two, Suite 2100
     Cincinnati, Ohio  45202

     SECTION 9.02. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement of the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, except to the extent that federal law may be applicable.

     SECTION 9.03. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

     SECTION 9.04. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 9.05. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty shall survive the COMPANY EFFECTIVE TIME.

     SECTION 9.06. LIABILITIES AND SPECIFIC PERFORMANCE. The termination fee provided for in Section 6.11 shall be the exclusive fee and remedy for a termination of this AGREEMENT with respect to the matters described in Section
6.11. Other than with respect to such specific remedy, each party to this AGREEMENT recognizes that, if it fails to perform, observe or discharge any of its obligations under this AGREEMENT, remedies at law may not provide adequate relief to the other party or parties. Therefore, each party is hereby authorized to demand specific performance of this AGREEMENT, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this AGREEMENT applicable to it, in addition to any other remedy that may be available in law or equity. To the extent permitted by applicable law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance or injunctive relief.

     IN WITNESS WHEREOF, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN have caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.

ATTEST:                                CAMCO FINANCIAL CORPORATION

/s/ Anthony J. Popp                    By: /s/ Larry A. Caldwell
------------------------------------       -------------------------------------
Anthony J. Popp                            Larry A. Caldwell
Secretary                                  President, Chief Executive Officer
                                           and Chairman of the Board

ATTEST:                                FIRST FEDERAL SAVINGS BANK
                                            OF WASHINGTON COURT HOUSE

/s/ Harold H. Thompson                 By: William W. Whipple
------------------------------------       -------------------------------------
Harold H. Thompson                         William W. Whipple
Secretary                                  President and Chief Executive Officer

ATTEST:                                GF BANCORP, INC.

/s/ Barbara L. Mullis                  By: /s/ John T. Baker
------------------------------------       -------------------------------------
Barbara L. Mullis                          John T. Baker
Secretary                                  President and Chief Executive Officer

ATTEST:                                GERMANTOWN FEDERAL SAVINGS BANK

/s/ Barbara L. Mullis                  By: John T. Baker
------------------------------------       -------------------------------------
Barbara L. Mullis                          John T. Baker
Secretary                                  President and Chief Executive Officer

                                 ACKNOWLEDGMENT

STATE OF OHIO        )
                     ) SS:
COUNTY OF GUERNSEY   )

     BE IT REMEMBERED that on this 24th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, Larry A. Caldwell, President of Camco Financial Corporation, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of July, 1997.

                                        /s/ Sandra S. Flood
                                        ----------------------------------------
                                        Notary Public

                                        [Notary Public Seal]
                                        SANDRA S. FLOOD
                                   Notary Public, State of Ohio
                                  My Commission Expires 4-20-98

STATE OF OHIO        )
                     ) SS:
COUNTY OF FAYETTE    )

     BE IT REMEMBERED that on this 24th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, William W. Whipple, President of First Federal Savings Bank of Washington Court House, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of July, 1997.

                                        /s/ Vicki Pendleton
                                        ----------------------------------------
                                        Notary Public

                                        VICKI PENDLETON
                                   NOTARY PUBLIC, STATE OF OHIO
                               My Commission Expires Aug. 18, 1999

STATE OF OHIO        )
                     ) SS:
COUNTY OF MONTGOMERY )

     BE IT REMEMBERED that on this 28th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, John T. Baker, President of GF Bancorp, Inc., and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of July, 1997.

                                        /s/ Cynthia Anne Shafer
                                        ----------------------------------------
                                        Notary Public
                              CYNTHIA ANNE SHAFER, Attorney at Law
                                   NOTARY PUBLIC, STATE OF OHIO
                                  My Commission has no expiration     [Notorial
                                     date Section 147.03 R.C.           Seal]

STATE OF OHIO        )
                     ) SS:
COUNTY OF MONTGOMERY )

     BE IT REMEMBERED that on this 28th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, John T. Baker, President of Germantown Federal Savings Bank, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of July, 1997.

                                        /s/ Cynthia Anne Shafer
                                        ----------------------------------------
                                        Notary Public

                              CYNTHIA ANNE SHAFER, Attorney at Law
                                   NOTARY PUBLIC, STATE OF OHIO
                                  My Commission has no expiration     [Notorial
                                     date Section 147.03 R.C.           Seal]

                                                                       EXHIBIT A


                                MERGER AGREEMENT

     THIS MERGER AGREEMENT (hereinafter referred to as this "AGREEMENT"), made and entered into on July ___, 1997, by and between First Federal Savings Bank of Washington Court House (hereinafter referred to as "FIRST FEDERAL"), a savings bank incorporated under the laws of the United States and a wholly-owned subsidiary of Camco Financial Corporation, a Delaware corporation (hereinafter referred to as "CAMCO"), and Germantown Federal Savings Bank (hereinafter referred to as "GERMANTOWN"), a savings bank incorporated under the laws of the United States and a wholly-owned subsidiary of GF Bancorp, Inc., a Delaware corporation (hereinafter referred to as "GFBC");

                                   WITNESSETH:

     WHEREAS, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN are parties to an Agreement of Merger and Plan of Reorganization dated July ___, 1997 (hereinafter referred to as the "PLAN OF REORGANIZATION"), pursuant to which GFBC would be merged with and into CAMCO and thereafter GERMANTOWN would be merged with and into FIRST FEDERAL;

     WHEREAS, the authorized capital of FIRST FEDERAL consists of 500,000 common shares, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and are owned of record by CAMCO and 500,000 preferred shares, One Dollar ($1.00) par value per share, none of which is issued or outstanding;

     WHEREAS, the authorized capital of GERMANTOWN consists of 1,250,000 common shares, One Cent ($0.01) par value per share, 100,000 of which are issued and outstanding and owned of record by GFBC and 250,000 preferred shares, One Cent ($0.01) par value per share, none of which is issued or outstanding; and

     WHEREAS, the Boards of Directors of FIRST FEDERAL and GERMANTOWN believe that the merger of GERMANTOWN with and into FIRST FEDERAL is in the best interest of GERMANTOWN and FIRST FEDERAL;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, FIRST FEDERAL and GERMANTOWN, each intending to be legally bound, hereby agree that the terms of the merger shall be as follows:

                                   ARTICLE ONE

     SECTION 1.01. At the EFFECTIVE TIME (hereinafter defined), which shall occur after both the closing and effective time of the merger of GFBC into CAMCO, GERMANTOWN shall merge with and into FIRST FEDERAL (the "MERGER") and FIRST FEDERAL shall be the continuing, surviving and resulting institution in the MERGER, shall continue to exist as a federal savings bank organized under the laws of the United States and shall be the only one of GERMANTOWN and FIRST FEDERAL to continue its separate corporate existence at and after the EFFECTIVE TIME. As used in this AGREEMENT, the term "RESULTING INSTITUTION" refers to FIRST FEDERAL at and after the EFFECTIVE TIME. The name of the RESULTING INSTITUTION shall be "First Federal Savings Bank of Washington Court House".

     SECTION 1.02. At the EFFECTIVE TIME, each common share of GERMANTOWN issued and outstanding prior to the MERGER shall, by virtue of the MERGER and without any action on the part of the parties hereto, be cancelled and extinguished and, at and after the EFFECTIVE TIME, the capital of the RESULTING INSTITUTION shall consist of 500,000 common shares of FIRST FEDERAL, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and owned of record by CAMCO and 500,000 preferred shares of FIRST FEDERAL, One Dollar ($1.00) par value per share, none of which is issued or outstanding.

     Any common shares of GERMANTOWN held in the Treasury of GERMANTOWN immediately prior to the EFFECTIVE TIME shall be retired, cancelled and extinguished. Each common share of FIRST FEDERAL issued and outstanding immediately prior to the EFFECTIVE TIME shall be unchanged and shall remain issued and outstanding.

     SECTION 1.03. The Amended Charter of FIRST FEDERAL shall be the Amended Charter of the RESULTING INSTITUTION until amended in accordance with law.

     SECTION 1.04. The Bylaws of FIRST FEDERAL shall be the Bylaws of the RESULTING INSTITUTION until amended in accordance with law.

     SECTION 1.05. At and after the EFFECTIVE TIME and until changed in accordance with law, the home office of FIRST FEDERAL at 134 E. Court Street, Washington Court House, Ohio 43160, shall be the home office of the RESULTING INSTITUTION and the existing branch office of FIRST FEDERAL at 1050 Washington Avenue, Washington Court House, Ohio 43160 shall be a branch office of the RESULTING INSTITUTION.

At and after the EFFECTIVE TIME and until changed in accordance with law, the former offices of GERMANTOWN at the following locations shall be branch offices of the RESULTING INSTITUTION:

     One North Plum Street                         675 West Main Street
     Germantown, Ohio  45323                       New Lebanon, Ohio  45345

     SECTION 1.06. At and after the EFFECTIVE TIME and until changed in accordance with law, the number of directors of the RESULTING INSTITUTION shall be eight, the names, residence addresses and office terms of whom are as follows:

                        RESIDENCE                                   TERM
NAMES                   ADDRESS                                     EXPIRES
-----                   ---------                                   -------

James R. Hanawalt       10 Royal Court                              January 2000
                        Washington Court House, Ohio  43160

Larry A. Caldwell       10491 Rock Hill Road                        January 2000
                        Cambridge, Ohio  43725

Anthony J. Popp         507 Tupper Street                           January 1998
                        Marietta, Ohio  45750

Philip L. French        P.O. Box 82                                 January 1998
                        Washington Court House, Ohio  43160

Jeffrey D. Teeters      540 Highland Avenue                         January 1999
                        Washington Court House, Ohio  43160

Terry A. Feick          321 N. North Street                         January 1999
                        Washington Court House, Ohio  43160

William W. Whipple      1521 Mark Road                              January 1998
                        Washington Court House, Ohio  43160

                                   ARTICLE TWO

     SECTION 2.01. At and after the EFFECTIVE TIME, the separate existence of GERMANTOWN shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the RESULTING INSTITUTION, the officers of FIRST FEDERAL and GERMANTOWN shall execute, acknowledge and deliver such instruments and do such acts.

     SECTION 2.02. At and after the EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits owned by FIRST FEDERAL and GERMANTOWN at the EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the RESULTING INSTITUTION, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by FIRST FEDERAL and GERMANTOWN before the MERGER. The RESULTING INSTITUTION shall be deemed to be and shall be a continuation of the entity and identity of FIRST FEDERAL. All of the rights and obligations of FIRST FEDERAL and GERMANTOWN shall remain unimpaired and the RESULTING INSTITUTION shall succeed to all of such rights and obligations and the duties and liabilities connected therewith. Title to any real estate or any interest therein vested in any of either FIRST FEDERAL or GERMANTOWN shall not revert or in any way be impaired by reason of the MERGER. Any claim existing, or action or proceeding pending, by or against either FIRST FEDERAL or GERMANTOWN, may be prosecuted to judgment with right of appeal as if the MERGER had not taken place or the RESULTING INSTITUTION may be substituted in its place.

     SECTION 2.03. At and after the EFFECTIVE TIME, all the rights of creditors of each of FIRST FEDERAL and GERMANTOWN shall be preserved unimpaired, and all liens upon the property of FIRST FEDERAL and GERMANTOWN shall be preserved unimpaired on only the property affected by any such lien immediately before the EFFECTIVE TIME.

     SECTION 2.04. At the EFFECTIVE TIME and as a result of the MERGER, each GERMANTOWN savings deposit or other account then existing shall, automatically and without further act of FIRST FEDERAL or GERMANTOWN or the holder thereof, be cancelled and extinguished. In substitution and exchange for each GERMANTOWN passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the RESULTING INSTITUTION a FIRST FEDERAL passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the GERMANTOWN passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other FIRST FEDERAL passbook savings accounts accepted by FIRST FEDERAL at the EFFECTIVE TIME. In substitution for each GERMANTOWN savings deposit other than a passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the RESULTING INSTITUTION a FIRST FEDERAL savings account with a beginning balance equal in dollar amount to the dollar amount of the GERMANTOWN savings deposit account so cancelled and extinguished and otherwise having the same terms as the GERMANTOWN savings deposit so cancelled and extinguished.

     SECTION 2.05. The holder of each GERMANTOWN savings deposit or other account cancelled and extinguished in accordance with Section 2.04 of this Merger Agreement shall forthwith be entered on the records of the RESULTING INSTITUTION as the holder of an appropriate FIRST FEDERAL savings deposit or other account in an amount determined as provided in Section 2.04 and, until
Section 2.06 of this AGREEMENT shall have been complied with, each passbook, certificate of deposit or other account issued by GERMANTOWN shall be deemed, for all purposes, to evidence a savings deposit or other account of the RESULTING INSTITUTION.

     SECTION 2.06. Each person who, as a result of the MERGER, holds a passbook, certificate of deposit or other document issued by GERMANTOWN which theretofore evidenced a GERMANTOWN savings deposit or other account shall surrender each such passbook, certificate or other document to the RESULTING INSTITUTION. Upon such surrender, the RESULTING INSTITUTION shall deliver in substitution therefor an account book or other document evidencing the FIRST FEDERAL savings deposit or other account received by such person in accordance with Section 2.04 of this AGREEMENT.

                                  ARTICLE THREE

     Notwithstanding any other provision of this AGREEMENT, the obligation of FIRST FEDERAL and GERMANTOWN to effect the MERGER shall be subject to: (i) the satisfaction at or before the EFFECTIVE TIME of each of the conditions set forth in Article Seven of the PLAN OF REORGANIZATION; (ii) the approval of this AGREEMENT by GFBC as the sole shareholder of GERMANTOWN and by CAMCO as the sole shareholder of FIRST FEDERAL at meetings of shareholders duly called and held (or by consent or consents in lieu thereof); (iii) receipt of approval of the MERGER from all governmental authorities whose approval is required; (iv) receipt of any necessary regulatory approval to operate the offices of GERMANTOWN as offices of FIRST FEDERAL; and (v) the close and the effective time of the merger of GFBC and CAMCO before the EFFECTIVE TIME.

                                  ARTICLE FOUR

     SECTION 4.01. The closing of the transactions contemplated by this AGREEMENT shall take place on a date selected by FIRST FEDERAL which date shall be after the effective time of the merger of GFBC into CAMCO. FIRST FEDERAL and GERMANTOWN shall cause Articles of Combination to be filed with the Office of Thrift Supervision. The MERGER shall become effective on the date and at the time that Articles of Combination are declared effective by the Office of Thrift Supervision unless a later date and time is specified as the effective time on the endorsement of said Articles of Combination (the "EFFECTIVE TIME").

     SECTION 4.02. In the event of the termination of the PLAN OF REORGANIZATION in accordance with Article Eight thereof, this AGREEMENT shall terminate and shall thereafter be of no further force or effect.

                                  ARTICLE FIVE

     SECTION 5.01. The MERGER shall have no effect upon the GERMANTOWN Liquidation Account which is assumed by FIRST FEDERAL at the EFFECTIVE TIME in accordance with 12 C.F.R. 563b3(f).

     SECTION 5.02. The MERGER shall not be effective unless and until said MERGER receives any necessary approval from the Office of Thrift Supervision.

                                   ARTICLE SIX

     SECTION 6.01. This AGREEMENT may be executed in two or more counterparts which shall be deemed to constitute a single AGREEMENT.

     SECTION 6.02. This AGREEMENT shall be governed by and construed in accordance with the laws of the United States.

     IN WITNESS WHEREOF, FIRST FEDERAL and GERMANTOWN caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.

ATTEST:                                 FIRST FEDERAL SAVINGS BANK
                                             OF WASHINGTON COURT HOUSE

                                        By:
------------------------------------        ------------------------------------
Harold H. Thompson                          William W. Whipple
Secretary                                   President

ATTEST:                                     GERMANTOWN FEDERAL SAVINGS BANK

                                        By:
------------------------------------        ------------------------------------
Barbara L. Mullis                           John T. Baker
Secretary                                   President

                                 ACKNOWLEDGMENTS

STATE OF OHIO         )
                      ) SS:
COUNTY OF ___________ )

     BE IT REMEMBERED that on this ____ day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, William W. Whipple, President of First Federal Savings Bank of Washington Court House, and duly executed the Merger Agreement before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ day of July, 1997.

                                        ----------------------------------------
                                        Notary Public


STATE OF OHIO         )
                      ) SS:
COUNTY OF ___________ )

     BE IT REMEMBERED that on this ___ day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, John T. Baker, President of Germantown Federal Savings Bank, and duly executed the Merger Agreement before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ day of July, 1997.

                                        ----------------------------------------
                                        Notary Public

                                    EXHIBIT B
                                    ---------

                              STOCKHOLDER AGREEMENT
                              ---------------------

     The undersigned (the "Stockholder"), who is a stockholder of GF Bancorp, Inc. ("Company"), has executed this Stockholder Agreement to be effective as of the _____ day of July, 1997.

                                    RECITALS

     A. The Stockholder owns or has the power to vote, other than in a fiduciary capacity, _______ shares of the common stock, One Cent ($0.01) par value, of the Company (together with all shares of such stock which the Stockholder subsequently acquires or obtains the power to vote, other than in a fiduciary capacity, the "Shares").

     B. The Company has entered into a certain Agreement of Merger and Plan Reorganization with Camco Financial Corporation, a Delaware corporation ("Camco"), of even date herewith (the "Merger Agreement").

     C. Under the terms of the Merger Agreement, the Company has agreed, subject to certain terms and conditions, to call a meeting of its stockholders for the purpose of voting upon the approval of the Merger (together with any adjournments thereof, the "Stockholders' Meeting").

     D. The Company and Camco have made it a condition to their entering into the Merger Agreement that certain stockholders of the Company, including the Stockholder, shall have agreed to vote their shares of the Company's stock in favor of the Merger.

                                    AGREEMENT

     Accordingly, the parties hereto agree as follows:

     1. AGREEMENT TO VOTE. The Stockholder agrees, subject to Section 2, below, to vote the Shares as follows:

          (a) in favor of the adoption of the Merger Agreement at the Stockholders' Meeting;

          (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of the Company or the purchase of all or a substantial portion of the assets of the Company by any person or entity other than Camco or another affiliate of Camco; and

          (c) against any other transaction which is inconsistent with the obligation of the Company to consummate the Merger in accordance with the Merger Agreement.

     2. LIMITATION ON VOTING POWER. It is expressly understood and acknowledged that nothing contained herein is intended to restrict the Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

     3. TERMINATION. This Agreement shall terminate on the earlier of (a) the first anniversary of this Agreement, (b) the date on which the Merger Agreement is terminated in accordance with Article Eight of the Merger Agreement, (c) the date on which the Merger is consummated, or (d) the death of the Stockholder.

     4. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Camco that (a) the Stockholder has the capacity and all necessary power and authority to vote the Shares, and (b) this Agreement constitutes a legal, valid, and binding obligation of the Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Stockholder further agrees that, during the term of this Agreement, the Stockholder will not, without the prior written consent of Camco, which consent shall not be unreasonably withheld, sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholder's power to vote the Shares or which would be inconsistent with this Agreement, provided that the Stockholder may transfer all or a portion of the Shares to an immediate family member, but only if the transferee executes an identical Stockholder Agreement .

     5. SPECIFIC PERFORMANCE. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that Camco shall be entitled to injunctive or other equitable relief upon such a breach by the Stockholder. The Stockholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Camco may have against the Stockholder for any failure to perform his obligations under this Agreement.

     6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to any of its conflict of laws principles.

     7. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Stockholder Agreement as of the day and year first above written.

                                        STOCKHOLDER:

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                    EXHIBIT C
                                    ---------

                              LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of GFBC and GERMANTOWN under the laws of Delaware and the United States, respectively, the corporate power and authority of each to own and operate its properties and to carry on its business as now conducted, and the corporate power and authority of each to enter into the AGREEMENT and/or the BANK MERGER AGREEMENT, and the power and authority of GFBC and GERMANTOWN to consummate the transactions contemplated by the AGREEMENT and the BANK MERGER AGREEMENT.

     2. With respect to each of GFBC and GERMANTOWN, to the knowledge of counsel: (i) based solely upon a certificate of the Treasurer of GFBC and GERMANTOWN, the number of authorized, issued and outstanding shares of capital stock immediately prior to the Closing, and (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, pursuant to the Certificate of Incorporation and Charter.

     3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by GFBC and/or GERMANTOWN to authorize the execution, delivery and performance of the AGREEMENT and the BANK MERGER AGREEMENT, the due execution and delivery of the AGREEMENT and the BANK MERGER AGREEMENT by GFBC and/or GERMANTOWN, and the AGREEMENT and the BANK MERGER AGREEMENT as a valid and binding obligation of GFBC and/or GERMANTOWN, enforceable against GFBC and/or GERMANTOWN in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     4. The execution of the AGREEMENT and the BANK MERGER AGREEMENT by GFBC and/or GERMANTOWN, and the consummation of the COMPANY MERGER, the BANK MERGER and the other transactions contemplated therein, does not violate or cause a default under their Certificate of Incorporation, Charter or Bylaws, as applicable, or, to the knowledge of counsel, any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon GFBC or GERMANTOWN.

     5. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or, to the knowledge of counsel, any other person or entity required to be obtained or made by GFBC and/or GERMANTOWN in connection with the execution and delivery of the AGREEMENT and the BANK MERGER AGREEMENT or the consummation of the transactions contemplated therein.

     6. To the knowledge of counsel, the nonexistence of any actions, suits, proceedings, orders, investigations or claims pending or threatened in writing against or affecting GFBC or GERMANTOWN.

                                    EXHIBIT D
                                    ---------

                              LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of CAMCO and FIRST FEDERAL under the laws of Delaware and the United States, respectively, the corporate power and authority of each to own and operate its properties and to carry on its business as now conducted, the corporate power and authority of each to enter into the AGREEMENT and/or the BANK MERGER AGREEMENT, and the power and authority to consummate the transactions contemplated by the AGREEMENT and the BANK MERGER AGREEMENT.

     2. With respect to each of CAMCO and FIRST FEDERAL, to the knowledge of counsel: (i) based solely upon a certificate of the Treasurer of CAMCO and FIRST FEDERAL, the number of authorized, issued and outstanding shares of capital stock immediately prior to the Closing, and (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, pursuant to the Certificate of Incorporation and Charter.

     3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by CAMCO and FIRST FEDERAL to authorize the execution, delivery and performance of the AGREEMENT and the BANK MERGER AGREEMENT, the due execution and delivery of the AGREEMENT and the BANK MERGER AGREEMENT by CAMCO and/or FIRST FEDERAL, and the AGREEMENT and the BANK MERGER AGREEMENT as a valid and binding obligation of CAMCO and/or FIRST FEDERAL, enforceable against CAMCO and/or FIRST FEDERAL in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     4. The execution of the AGREEMENT and the BANK MERGER AGREEMENT by CAMCO and/or FIRST FEDERAL, and the consummation of the COMPANY MERGER, the BANK MERGER and the other transactions contemplated therein, does not violate or cause a default under their Certificate of Incorporation, Charter or Bylaws, as applicable, or, to the knowledge of counsel, any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon CAMCO or FIRST FEDERAL.

     5. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declaration or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or, to the knowledge of counsel, any other person or entity required to be obtained or made by CAMCO and/or FIRST FEDERAL in connection with the execution and delivery of the AGREEMENT and the BANK MERGER AGREEMENT or the consummation of the transactions contemplated therein.

     6. To the knowledge of counsel, the nonexistence of any actions, suits, proceedings, orders, investigations or claims pending or threatened in writing against or affecting CAMCO or FIRST FEDERAL.

     7. The CAMCO SHARES, when issued in accordance with the AGREEMENT, will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.




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